UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Notice of Annual Meeting of Shareholders
Date and Time
Thursday, May 14, 2020 at 8:30 a.m. (EDT)
Meeting Access
Live Webcast: www.virtualshareholdermeeting.com/DORM2020
Record Date
March 30, 2020
YOUR VOTE IS IMPORTANT
Whether or not you attend the meeting, we urge you to vote promptly by:
visiting www.proxyvote.com
mailing your signed proxy card or voting instruction form
calling 1-800-690-6903
Items of Business
■	Proposal I: Election of seven directors, as described in the accompanying proxy statement.
■	Proposal II: Advisory approval of the compensation of Dorman’s named executive officers.
■	Proposal III: Ratification of KPMG LLP as Dorman’s independent registered public accounting firm for the 2020 fiscal year.
■	Consideration of any other business properly brought before the annual meeting.
Eligibility to Vote
Only shareholders of record as of the close of business on March 30, 2020 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.
This Notice of Annual Meeting of Shareholders, the proxy statement and form of proxy are being distributed and made available on or about April 13, 2020.
Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.
By Order of the Board of Directors,
/s/ Joseph P. Braun
JOSEPH P. BRAUN
Senior Vice President, General Counsel and Secretary
April 13, 2020
This Notice of Annual Meeting of Shareholders, the proxy statement and the 2019 Annual Report to Shareholders are available at www.proxyvote.com.
Note: Due to the ongoing public health impact of the novel coronavirus outbreak (COVID-19), this year's annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2020. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares and submitting questions can be found in the proxy statement.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Dorman,” “we,” “us,” and “our” refer to Dorman Products, Inc., a Pennsylvania company. This proxy statement, form of proxy and the 2019 Annual Report to Shareholders are being distributed and made available to our shareholders on or about April 13, 2020.
Annual Meeting of Shareholders
Date and Time:	May 14, 2020 at 8:30 a.m. (Eastern Daylight Time)
Meeting Access:	Live Webcast: www.virtualshareholdermeeting.com/DORM2020
Record Date:	March 30, 2020
Voting:	Shareholders have one vote per share on all matters presented at the annual meeting
Note: Due to the ongoing public health impact of the novel coronavirus outbreak (COVID-19), this year's annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2020. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares and submitting questions can be found in the proxy statement.
Voting Matters and the Board’s Recommendation
Agenda Item	Page Reference	Board Vote Recommendation
Proposal I: Election of seven directors	4	FOR each Director Nominee
Proposal II: Approval on an advisory basis of the compensation of our named executive officers	22	FOR
Proposal III: Ratification of the appointment of KPMG LLP as Dorman’s independent registered public accounting firm for fiscal 2020	24	FOR
In addition to these matters, shareholders may be asked to vote on such other business as may properly come before the annual meeting.
Corporate Governance Highlights
■	Annual Election of All Directors	■	Three “Audit Committee Financial Experts”
■	Roles of Executive Chairman and Chief Executive Officer are Currently Split	■	Risk Oversight by the Board and its Committees
■	Independent Lead Director	■	Compensation Committee Oversees Executive Officer Succession Planning
■	Majority Vote Standard and Director Resignation Policy in Uncontested Director Elections	■	Independent Compensation Consultant Engaged by the Compensation Committee
■	Standing Board Committees Comprised Solely of Independent Directors	■	Directors May Not Sit on More than Four (4) Public Company Boards
■	Annual Board and Committee Self-Evaluations	■	No Shareholder Rights Plan
  2020 Proxy Statement | 1

PROXY STATEMENT SUMMARY
Director Nominees
Shareholders are being asked to elect each of the director candidates nominated by the Board of Directors of Dorman (the “Board of Directors” or “Board”).
Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Compensation	Corporate Governance and Nominating
Steven L. Berman	60	1978	Executive Chairman	No
Kevin M. Olsen	48	2019	President and Chief Executive Officer	No
John J. Gavin	63	2016	Chairman of GMS Inc.	Yes
Paul R. Lederer*	80	1998	Former Executive Vice President of Federal- Mogul Corporation	Yes
Richard T. Riley	64	2010	Former Executive Chairman of LoJack Corporation	Yes
Kelly A. Romano	58	2017	Founder and Chief Executive Officer of BlueRipple Capital, LLC	Yes
G. Michael Stakias	70	2015	President and Chief Executive Officer of Liberty Partners	Yes

 Chair

 Member
*	Lead Director
†	Audit Committee Financial Expert
2 |  2020 Proxy Statement

PROXY STATEMENT SUMMARY
Experience and Expertise
The following highlights the experience and expertise of the 7 nominees for our Board. These are some of the skills and qualifications our Board considers important for our directors based on our current business and structure.
Leadership 7 director nominees	Current/Former CEO 5 director nominees	Financial Matters 6 director nominees	Industry 3 director nominees
Operational 6 director nominees	Mergers & Acquisitions 5 director nominees	Corporate Governance 4 director nominees
Executive Compensation Highlights
■	Fiscal 2019 Target Compensation for Named Executive Officers was Variable and Performance-Based	■	Anti-Hedging and Anti-Pledging Policy Applicable to Executive Officers and Directors
■	Introduction of Performance-Based Restricted Stock Grants that Vest Based on Total Shareholder Return as Compared Against the S&P Mid-Cap 400 Growth Index	■	Meaningful Stock Ownership Guidelines for Executive Officers and Non-Employee Directors
■	Mix of Diversified Short- and Long-Term Performance Metrics to Incentivize and Reward the Achievement of Strategic Objectives	■	Clawback Policy for Executive Officers Covering Both Cash and Equity Incentive Compensation
■	Caps on Annual and Long-Term Incentive Programs	■	No Excessive Perquisites for any of our Executive Officers
For additional information, see “Executive Compensation: Compensation Discussion and Analysis” beginning on page 25.
2019 Financial and Operational Highlights
■	Net sales increased 2% to $991.3 million in fiscal 2019 from $973.7 million in fiscal 2018	■	Introduced 5,239 new stock keeping units (SKUs) with 31% of those SKUs being new-to-the-aftermarket
■	Generated cash flows from operations of $95.3 million in fiscal 2019	■	Doubled our new SKUs for heavy-duty lines in 2019
■	Consolidated operations from three sites into a larger, state-of-the-art facility in Portland, Tennessee	■	Continued to grow our chassis program, winning contracts across multiple channels in our business
  2020 Proxy Statement | 3

PROPOSAL I: ELECTION OF DIRECTORS
Our Amended and Restated By-laws currently provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than nine directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of seven directors.
There are seven nominees for election to the Board at the annual meeting. Each of the seven nominees, if elected, will hold office for a term that expires at the next annual shareholders’ meeting. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board.
The Board has nominated the following individuals for election as director at the annual meeting: Steven L. Berman, Kevin M. Olsen, John J. Gavin, Paul R. Lederer, Richard T. Riley, Kelly A. Romano, and G. Michael Stakias. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.
The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:
Name	Age	Position	Director Since
Steven L. Berman	60	Executive Chairman	1978
Kevin M. Olsen	48	Chief Executive Officer, President and Director	2019
John J. Gavin	63	Director	2016
Paul R. Lederer	80	Director	1998
Richard T. Riley	64	Director	2010
Kelly A. Romano	58	Director	2017
G. Michael Stakias	70	Director	2015
4 |  2020 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS
The following information about our directors is based, in part, upon information supplied by them. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.
Steven L. Berman, age 60 Executive Chairman Director Since: 1978
Steven L. Berman became the Executive Chairman of the Company in September 2015. Additionally, Mr. Berman has served as a director of the Company since its inception in 1978. From January 2011 to September 2015, Mr. Berman served as Chairman of the Board and Chief Executive Officer of the Company and from October 2007 to January 2011, Mr. Berman served as President of the Company. Prior to October 2007, Mr. Berman served as Executive Vice President of the Company. Pursuant to the terms of our employment agreement with Mr. Berman and subject to certain exceptions described therein, if the Corporate Governance and Nominating Committee fails to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removes Mr. Berman as Chairman of the Board, Mr. Berman may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation: Compensation Tables – Potential Payments upon Termination or Change in Control – Employment Agreements with Messrs. Berman, Barton and Olsen.”

Key Attributes, Experience and Skills: Mr. Berman has more than 40 years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 40 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman maintains strong relationships with the Company’s customers and has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable operating plan. As a result of his positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition, which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

  2020 Proxy Statement | 5

PROPOSAL I: ELECTION OF DIRECTORS
Kevin M. Olsen, age 48 Chief Executive Officer, President and Director Director Since: January 2019
Mr. Olsen joined the Company in July 2016 as Senior Vice President and Chief Financial Officer. He became Executive Vice President, Chief Financial Officer in June 2017, President and Chief Operating Officer in August 2018 and President and Chief Executive Officer in January 2019. Prior to joining the Company, Mr. Olsen was Chief Financial Officer of Colfax Fluid Handling, a division of Colfax Corporation, a diversified global manufacturing and engineering company that provides gas and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world, from January 2013 through June 2016. Prior to joining Colfax, he served in progressively responsible management roles at the Forged Products Aero Turbine Division of Precision Castparts Corp, Crane Energy Flow Solutions, a division of Crane Co., Netshape Technologies, Inc., and Danaher Corporation. Prior thereto, Mr. Olsen performed public accounting work at PricewaterhouseCoopers LLP.

Key Attributes, Experience and Skills: Mr. Olsen has the ability to provide unique insights as the Company’s current Chief Executive Officer. In addition, he brings to the Board substantial experience in executive leadership and financial management with large organizations, which he gained principally from his prior service as Chief Financial Officer at Dorman and Colfax and his public accounting experience at PricewaterhouseCoopers LLP.

John J. Gavin, age 63 Director Since: October 2016 Committees: Audit; Compensation (Chair); Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	GMS Inc., 2014-present
Mr. Gavin was most recently appointed Chairman of GMS Inc. in 2019. Previously, he was a Senior Advisor with LLR Partners, LLC, a middle market, growth oriented private equity firm, from 2010 to 2017, and had been Chairman of Strategic Distribution, Inc. (“SDI”), a leading maintenance, repair, and operations (MRO) supply firm from 2014 to 2017. Prior to holding his Chairman position at SDI, Mr. Gavin served as Chief Executive Officer and President of SDI. Mr. Gavin previously held positions with Drake Beam Morin, Inc., an international career management and transitions management firm, Right Management Consultants, Inc., a publicly traded global provider of integrated consulting solutions across the employment lifecycle, and Arthur Andersen & Co. Mr. Gavin currently serves on the Advisory Board of the Center for Corporate Governance at Drexel University in Philadelphia and on the boards of various privately held companies.

Key Attributes, Experience and Skills: Mr. Gavin is qualified to serve as a director of the Company because of his expertise with financial, accounting, strategic planning, mergers and acquisitions, human resources and career management matters, his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm.

6 |  2020 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS
Paul R. Lederer, age 80 Director Since: May 1998 Committees: Audit; Compensation; Corporate Governance and Nominating Lead Director
Public Company Board: Service in Past 5 Years	Maximus, Inc., 2003-present O’Reilly Automotive, Inc., 2001-2018
Prior to his retirement in 1998, Mr. Lederer was the Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles, from February 1998 to October 1998. Mr. Lederer previously held executive level positions with Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998, and was a consultant to several automotive parts companies.

Key Attributes, Experience and Skills: Mr. Lederer’s 40 plus years of executive experience in the automotive aftermarket industry makes him uniquely qualified to assess the Company’s strategies, goals, and objectives on behalf of its shareholders. He has a high degree of business acumen which enables him to synthesize and connect broad market trends, industry trends, and evolving customer needs.

Richard T. Riley, age 64 Director Since: March 2010 Committees: Audit (Chair); Compensation; Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	Tupperware Brands Corporation, 2015-present Cimpress N.V. (f/k/a VistaPrint), 2005-2018
From 2000 to the sale of the company in June 2016, Mr. Riley served on the Board of Directors as Vice Chair and as a significant shareholder (approximately 33%) of Micro Coax, Inc., a privately held company that manufactured micro coaxial cable, primarily for the defense industry. From 2005 to 2013, Mr. Riley held various positions with LoJack Corporation, then a publicly traded corporation and provider of tracking and recovery systems, including Executive Chairman, Chairman, President, Chief Executive Officer, Chief Operating Officer and director. Prior to joining LoJack, Mr. Riley served as Chief Executive Officer and as a director of New England Business Service, Inc., referred to as “NEBS,” then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. Mr. Riley was formerly a member of the audit practice at Arthur Andersen & Co. Mr. Riley also serves as a member of the Board of Trustees at Thomas Jefferson University Hospital and as a member of the advisory board of The University of Notre Dame.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co., his service as an executive at each of LoJack and NEBS, and his service on the audit committees of other public companies. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

  2020 Proxy Statement | 7

PROPOSAL I: ELECTION OF DIRECTORS
Kelly A. Romano, age 58 Director Since: November 2017 Committees: Audit; Compensation; Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	UGI Corporation, 2019-present
Ms. Romano is the Chief Executive Officer of BlueRipple Capital, LLC, a consultancy firm she founded in May 2018 that is focused on strategy, acquisitions, deal structure, and channel development for high technology companies. In addition, she has been an executive advisory board member of Gryphon Investors (“Gryphon”), a private equity firm focused on middle-market investment opportunities, since December 2016, and is Co-Chair of the Board of Potter Electric, one of Gryphon’s portfolio companies in the life safety industry. Ms. Romano served as a senior advisory partner for Sand Oak Capital Partners, LLC, a private equity firm focused on industrial and manufacturing investments, from 2016 to 2019. From 1984 to April 2016, Ms. Romano served in various capacities at United Technologies Corporation (“UTC”) (NYSE:UTX), a diversified company that provides high technology products and services to the building and aerospace industries. From September 2014 to April 2016, Ms. Romano served as President, Intelligent Building Technologies for the UTC Building & Industrial Systems business. Previously, she held other executive level positions within UTC including President, Global Security Products, President, Building Systems and Services and President, Distribution Americas.

Key Attributes, Experience and Skills: Ms. Romano has extensive executive leadership experience and business acumen. Ms. Romano’s broad experience in the private equity market and at UTC provides her with a wide-ranging perspective in the areas of management, manufacturing, operations, finance, sales, marketing, distribution, research and development, mergers and acquisitions, business development and strategy.

8 |  2020 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS
G. Michael Stakias, age 70 Director Since: September 2015 Committees: Audit; Compensation; Corporate Governance and Nominating (Chair)
Mr. Stakias has served as President and Chief Executive Officer of Liberty Partners, a New York-based private equity investment firm, since 1998. From 1980 to 1998, Mr. Stakias was a partner at Blank Rome LLP, Philadelphia, PA. His practice focused on the areas of corporate securities, mergers and acquisitions, private equity, and public and emerging growth companies. Prior to joining Blank Rome, Mr. Stakias served as Senior Attorney, Division of Corporation Finance, at the Securities and Exchange Commission, Washington, DC. Mr. Stakias currently serves on the Board of Directors of Whittle Schools & Studios, a privately held private school company. Mr. Stakias also serves on the Board of Directors of Concorde Career Colleges, Inc., a privately held, post-secondary education company, and on the Board of Trustees of the College of William & Mary - Raymond A. Mason School of Business in Williamsburg, VA.

Key Attributes, Experience and Skills: Mr. Stakias’ qualifications to serve as a director of the Company include his extensive experience in private equity investment and capital markets, his legal background and his expertise in corporate securities, mergers and acquisitions and corporate finance. Mr. Stakias’ experience in private equity provides him with considerable expertise in financial and strategic matters and his involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy.

FOR	THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES LISTED ABOVE AS DIRECTORS.
  2020 Proxy Statement | 9

CORPORATE GOVERNANCE
The Board of Directors and Director Independence
The Board currently consists of seven members and has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee. The Lead Director serves on all three committees.
The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market, Inc., or Nasdaq: John J. Gavin, Paul R. Lederer, Richard T. Riley, Kelly A. Romano and G. Michael Stakias.
Under applicable U.S. Securities and Exchange Commission, or SEC, and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the
Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.
Board Leadership Structure
The Board appoints a Chairman, who may be an officer of the Company if the Board determines that is in the best interests of the Company and its shareholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its shareholders at a given time.
Currently, the positions of Chief Executive Officer and Chairman are held by different persons. As our President and Chief Executive Officer, Mr. Olsen is responsible for our day-to-day operations and for executing our long-term strategies. As Executive Chairman of the Board, Mr. Berman devotes most of his time to strategic planning and identifying business growth opportunities.
The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time as it enables us and the Board to continue to benefit from Mr. Berman’s vast experience, skills, expertise, and knowledge of the Company’s business and industry.
The Company and the Board recognize the importance of the additional, effective oversight that is provided by its independent Board members. Under our corporate governance guidelines, if the Chairman is not an independent director, the members of the Board shall elect an independent director to serve as Lead Director (see description of the Lead Director position below). Accordingly, because Mr. Berman is not “independent” within the meaning of the Nasdaq listing standards, the Board has selected Mr. Lederer, a director who is independent, to serve as our Lead Director.
Each independent director has direct access to our Executive Chairman, our Chief Executive Officer and our Lead Director, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.
10 |  2020 Proxy Statement

CORPORATE GOVERNANCE
Lead Director
The Lead Director is charged with (i) presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors; (ii) serving as a liaison between management and the independent directors; (iii) assisting the Executive Chairman in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers;
(v) communicating Board member feedback to the Chief Executive Officer and Executive Chairman; (vi) recommending to the Board the retention of advisors and consultants who report directly to the Board; (vii) overseeing (in conjunction with the Corporate Governance and Nominating Committee) the periodic evaluation of the Board and each committee thereof and their respective members; and (viii) performing such other duties as may be delegated by the Board from time to time.
Risk Management
The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Board is engaging in such oversight and monitoring related to the COVID-19 pandemic, its impact on our business and actions the Company is taking to mitigate associated risks. The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating
Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members. While each committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. Additionally, we have a Risk and Compliance Committee made up of members of senior management that evaluates the risks posed to the Company and the Company’s responses to those risks. The Risk and Compliance Committee performs detailed reviews of the Company’s risks and monitors the Company’s compliance with applicable laws, regulations and frameworks, and reports its actions to the Audit Committee.
Majority Voting
We have a majority vote standard in uncontested director elections. Under our Amended and Restated Articles of Incorporation, in an uncontested election, each director shall be elected by an affirmative majority of the votes cast to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Shareholders may vote “for” or “against” each nominee, or they may “abstain” from voting on a nominee; however, abstentions will have no effect in determining whether the required majority vote has been obtained. In addition, each incumbent nominee is required to provide an advance, contingent and irrevocable resignation that will be effective upon (i) the failure to receive the required vote, and (ii) Board acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. In contested elections (those where the number of nominees exceeds the number of directors to be elected), a plurality vote standard applies.
  2020 Proxy Statement | 11

CORPORATE GOVERNANCE
Director Resignation in the Event of a Significant Change in Occupation
Our corporate governance guidelines provide that an independent Board member must notify the Corporate Governance and Nominating Committee if there is a significant change in that Board member’s principal occupation. If in the Board member’s reasonable discretion the change results in his or her ineligibility to perform the function of a Board member, he or she must also offer his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such factors as it deems relevant in determining whether to recommend that the offer of resignation be accepted and will present its recommendation to the Board for action.
Meetings of the Board of Directors and Committees
During the fiscal year ended December 28, 2019, the Board held 8 meetings. In fiscal 2019, the Audit Committee held 5 meetings, the Compensation Committee held 4 meetings and the Corporate Governance and Nominating Committee held 5 meetings. During fiscal 2019, each incumbent director attended at least 75% of the aggregate of
(1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Attendance at Annual Meeting of Shareholders
It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting, either in person or by remote communication. A director who is unable to attend the Company’s annual meeting is expected to notify the Executive Chairman. All of our then directors attended last year’s annual meeting, other than Mr. Barton, who was not standing for re-election.
Communication with the Board of Directors
Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Corporate Secretary, Dorman Products, Inc. at our principal executive offices: 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify him or herself as a shareholder of the Company. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.
12 |  2020 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
The Audit Committee assists the Board in the oversight of several matters, including, but not limited to, the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company, the independent auditor’s qualifications, independence and performance, the Company’s compliance with legal and regulatory requirements, and other matters determined by the Board from time to time. The Audit Committee also selects the firm to be engaged as the independent auditor, approves the fees to be paid to such firm and pre-approves all professional services provided to the Company by such firm. In addition, among other things, the Audit Committee reviews and discusses the Company’s annual and quarterly financial statements with management and the independent auditor; reviews with the independent auditor any audit problems or difficulties and management’s response; reviews and discusses with the independent auditor a draft of the auditor’s report; oversees the Company’s internal audit function; reviews and discusses with management the Company’s earnings press releases; discusses Company policies with respect to risk assessment and risk management; approves all related party transactions required to be disclosed by SEC rules and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, Richard T. Riley (Chairman), John J. Gavin, Paul R. Lederer, Kelly A. Romano, and G. Michael Stakias serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq. The Board has determined that each of Messrs. Riley, Gavin and Stakias qualifies as an audit committee financial expert as defined by the rules of the SEC.
Compensation Committee
The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all of our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. In addition, among other things, the Compensation Committee is responsible for: reviewing, approving and, when appropriate, recommending to the Board for approval, employment agreements, consulting agreements and severance arrangements for current and prospective executive officers and directors as well as the Company’s incentive compensation plans and equity-based plans; reviewing and discussing with management the Company’s Compensation Discussion and Analysis for inclusion in the annual proxy statement; overseeing the Company’s compliance with SEC rules and regulations regarding shareholder advisory votes on executive compensation and the frequency of such votes; periodically reviewing the compensation paid to non-employee directors for their service and making recommendations to the Board for any adjustments; approving and monitoring compliance with stock ownership guidelines and holding requirements for directors and executive officers of the Company; overseeing the risk management process with respect to the Company’s compensation policies; overseeing Chief Executive Officer and executive management succession planning; and approving the implementation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and other employees. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was
  2020 Proxy Statement | 13

COMMITTEES OF THE BOARD OF DIRECTORS
adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, John J. Gavin (Chairman), Paul R. Lederer, Richard T. Riley, Kelly A.
Romano, and G. Michael Stakias serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for carrying out the responsibilities delegated by the Board relating to the Company’s director nomination process, for developing and assessing the Company’s corporate governance guidelines and policies and for any related matters required by the federal securities laws.
In addition, among other things, the Corporate Governance and Nominating Committee is charged with: periodically making recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of individuals to be considered as candidates for election to the Board; identifying and screening individuals qualified to become members of the Board; considering questions of independence and possible conflicts of interest of members of the Board and executive officers; annually reviewing the composition of each Board committee and presenting recommendations for committee memberships to the Board; overseeing director orientation and continuing education programs; reviewing shareholder proposals relating to director nominations and related governance matters; and developing the process for, and overseeing, an annual evaluation of the Board and its committees. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, G. Michael Stakias (Chairman), John J. Gavin, Paul R. Lederer, Richard T. Riley and Kelly A. Romano serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.
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DIRECTOR NOMINATION PROCESS
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.
Before recommending a director candidate, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.
Director Qualifications
In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. Characteristics expected of all directors include: integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors, including capability, experience, skills, expertise, dedication, conflicts of interest, independence from the Company’s management and the Company, and such other relevant factors that may be appropriate in the context of the needs of the Board.
The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Accordingly, the Board believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:
■	experience as a chief executive officer, president or principal officer of another company;
■	senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;
■	experience with overseas distribution operations; and
■	strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.
Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.
The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Corporate Governance and Nominating Committee evaluates candidates for the Board on the basis of the needs of the Board and the standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to the consideration of diversity, the Board seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.
  2020 Proxy Statement | 15

DIRECTOR NOMINATION PROCESS
Director Candidates Nominated by Shareholders
Under our Amended and Restated By-laws, a shareholder may nominate a person for election as a director at the next annual meeting of shareholders if the shareholder making the nomination:
■
is a shareholder of record on the date of providing the nomination notice, on the record date for the determination of the shareholders entitled to vote at the annual meeting of shareholders and at the time of the annual meeting of shareholders;

■	is entitled to vote at the annual meeting; and
■	complies with the nomination notice procedures contained in our Amended and Restated By-laws, which are outlined below.
For a shareholder nomination notice to be timely under our Amended and Restated By-laws, it must be delivered to, or mailed and received by, the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by, the Secretary of our company at our principal executive offices, no earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than one hundred (100) calendar days prior to the date of the scheduled annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. In no event will any adjournment or postponement of an annual meeting or the public disclosure of any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a shareholder nomination notice.
The following information must be included in the shareholder nomination notice:
■	as to each person whom the shareholder proposes to nominate for election or reelection as a director:
■	the name, age, business address and residence address of such person;
■	the principal occupation and employment of such person;
■
the number of shares of each class and series of our capital stock which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the annual meeting to disclose such ownership as of the record date);

■	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
■
all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder;

■
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any “Shareholder Associated Person” (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404

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DIRECTOR NOMINATION PROCESS
promulgated under Regulation S-K of the Exchange Act, referred to as “Regulation S-K,” if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant; and
■
a statement as to whether such person, if elected, intends to comply with all applicable corporate governance and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director, including, without limitation, the director resignation provisions set forth in the Company’s Corporate Governance Guidelines.

■	as to the shareholder giving the notice:
■	the name and record address of the shareholder, as they appear on the Company’s stock ledger, and the name and address of any Shareholder Associated Person;
■
the number of shares of each class and series of our capital stock which are, directly or indirectly, owned beneficially and/or of record by the shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

■
any “Derivative Instrument” (as defined below) directly or indirectly owned beneficially by the shareholder or any Shareholder Associated Person and any other direct or indirect right held by the shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of our shares;

■	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of any of our securities;
■	any “Short Interest” (as defined below) directly or indirectly held by the shareholder or any Shareholder Associated Person in any security issued by us;
■	any rights to dividends on our shares owned beneficially by the shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares;
■
any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

■
any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by the shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

■
a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

  2020 Proxy Statement | 17

DIRECTOR NOMINATION PROCESS
■
any material interest of the shareholder or any Shareholder Associated Person in the election of the proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom;

■
a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the shareholder nomination notice;

■
a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the person proposed as a nominee and/or (ii) otherwise to solicit proxies from shareholders in support of the election of such person;

■
whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or Shareholder Associated Person with respect to any shares of our capital stock, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

■
any other information relating to the shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.
A “Shareholder Associated Person” means with respect to any shareholder (i) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (ii) any beneficial owner of our securities owned of record or beneficially by the shareholder, and (iii) any person controlling, controlled by or under common control with the Shareholder Associated Person. A “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our securities or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise. A “Short Interest” means any contract, arrangement, understanding, relationship or otherwise pursuant to which the shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by us.
In addition to the information required above, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
Under our Amended and Restated By-laws, a shareholder is entitled to nominate a person for director at a special meeting of shareholders at which directors are to be elected if the shareholder meets the requirements set forth above and complies with the shareholder nomination notice procedures set forth above. With respect to a special meeting, the shareholder’s nomination notice must be delivered to the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or, if the first public disclosure
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DIRECTOR NOMINATION PROCESS
made by us of the date of the special meeting is less than one hundred (100) days prior to the date of the special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a shareholder’s nomination notice.
  2020 Proxy Statement | 19

DIRECTOR COMPENSATION
Our director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Compensation Committee periodically reviews the compensation of our non-employee directors and makes recommendations to our Board for adjustments. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. During 2019, the Compensation Committee asked Meridian Compensation Partners, LLC, referred to as “Meridian,” an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our directors. As a result of that review and discussion, the Compensation Committee recommended to the Board, and the Board approved, that for fiscal 2019: the amount of the annual cash retainer be increased by $15,000, the value of the annual equity award be increased by $10,000, and the annual cash retainer for services as a Committee Chair be increased by $5,000 for the Audit Committee Chair, $7,500 for the Compensation Committee Chair and $2,500 for the Corporate Governance and Nominating Committee Chair. Our non-employee director compensation program in fiscal 2019 consisted of the following components:
■	an annual cash retainer of $75,000;
■
an equity grant of restricted stock in July 2019 pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “2018 Plan”) with a grant date value of approximately $100,000 which will vest in full on the one year anniversary of the grant date;

■	an additional annual cash retainer of $20,000 for the Lead Director; and
■
an additional annual cash retainer for services as a Committee Chair as follows: Audit Committee Chair - $20,000; Compensation Committee Chair - $15,000; and Corporate Governance and Nominating Committee Chair - $10,000.

Beginning in 2018, our non-employee director compensation program became subject to an annual aggregate limit on compensation, which provides that the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $500,000.
Director Compensation Table for Fiscal 2019
The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board during the fiscal year ended December 28, 2019. Directors who are our employees are not compensated for their services as directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Total ($)
John J. Gavin	90,000	100,005	190,005
Paul R. Lederer	95,000	100,005	195,005
Richard T. Riley	95,000	100,005	195,005
Kelly A. Romano	75,000	100,005	175,005
G. Michael Stakias	85,000	100,005	185,005
(a)
The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock granted under our 2018 Plan during fiscal 2019. We calculated the estimated fair value of the restricted stock awards using the market price of our common stock on the grant date. See also Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. As of December 28, 2019, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: John J. Gavin – 1,158; Paul R. Lederer – 1,158; Richard T. Riley – 1,158; Kelly A. Romano – 1,158; and G. Michael Stakias – 1,158.

20 |  2020 Proxy Statement

DIRECTOR COMPENSATION
Our non-employee directors are subject to stock ownership guidelines which originally were adopted by our Compensation Committee effective as of January 1, 2015. Under those guidelines, our non-employee directors were each expected to own shares of our common stock with a value at least equal to three times the annual board retainer that we pay such director for regular service on the board. The guidelines were subsequently amended in December 2019 to require each non-employee director to own shares of our common stock having an aggregate value at least equal to four times the amount of the annual cash retainer that we pay such director for regular service on the Board (not including any cash compensation paid for services as Lead Director or chair of a Board committee). Each non-employee director is required to comply with the guidelines, as amended, within five years following his or her date of first election to the board, or, if later, January 1, 2020. As of the date of this proxy statement, all of our non-employee directors are in compliance or have additional time in which to comply with these guidelines. See ”Executive Compensation: Compensation Discussion and Analysis — Stock Ownership Guidelines“ on page 39 for a description of the shares that are counted for purposes of determining whether a non-employee director is in compliance with these stock ownership guidelines.
  2020 Proxy Statement | 21

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in detail under the heading “Executive Compensation: Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives” (see page 26 of this proxy statement), our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■	To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial performance;
■	To link a portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■
To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of those executive officers that successfully contribute to our annual and long-term goals;

■	To encourage experienced, talented executives to join the Company; and
■	To motivate our executives to continue to provide excellent performance year after year.
Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 28, 2019, are described under the section entitled “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables.”
As required by Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:
“RESOLVED, that the shareholders of Dorman Products, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in its 2020 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
22 |  2020 Proxy Statement

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In keeping with the preference expressed by our shareholders at our 2017 Annual Meeting of Shareholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2023 Annual Meeting of Shareholders. The next say-on-pay vote will occur at our 2021 Annual Meeting of Shareholders.
FOR
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

  2020 Proxy Statement | 23

PROPOSAL III: RATIFICATION OF
KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the fiscal year ended December 28, 2019 was the firm of KPMG LLP (“KPMG”). The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 26, 2020. A representative of KPMG is expected to attend the annual meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.
The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-laws or otherwise, we are submitting the selection of KPMG to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
FOR	THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2020 FISCAL YEAR.
24 |  2020 Proxy Statement

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
The following discussion provides an analysis of our compensation program for our current and former executive officers named in the Summary Compensation Table below, or the “named executive officers,” and discusses the material factors involved in our decisions regarding their compensation. These named executive officers are:
■	Steven L. Berman, Executive Chairman
■	Kevin M. Olsen, President and Chief Executive Officer
■	Mathias J. Barton, former Chief Executive Officer
■	David M. Hession, Senior Vice President, Chief Financial Officer and Treasurer
■	Michael P. Ginnetti, former interim Chief Financial Officer
■	Michael B. Kealey, Executive Vice President, Commercial
■	Joseph P. Braun, Senior Vice President, General Counsel and Secretary
The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. This Compensation Discussion and Analysis should be read in conjunction with such tabular and narrative disclosures.
Impact of COVID-19
This proxy statement includes information with respect to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic. The COVID-19 pandemic could significantly impact 2020 financial results and compensation outcomes, and certain aspects of our compensation programs may later be revised or modified once the Compensation Committee has had the opportunity to fully evaluate the impact of the COVID-19 outbreak on our business.
Changes in Executive Officers in Fiscal 2019
During fiscal 2019, the Company appointed several new members of its senior leadership team.
■
Mr. Olsen was appointed by the Board as our President and Chief Operating Officer effective August 6, 2018 and, subsequently, as our President and Chief Executive Officer effective January 1, 2019. Mr. Barton stepped down as President of the Company effective August 6, 2018 and retired as Chief Executive Officer on December 31, 2018. Mr. Barton is included as a named executive officer because he continued to serve as Chief Executive Officer for the first two days of fiscal 2019. He did not participate in any of the Company’s compensation programs for fiscal 2019. Instead, his compensation was pursuant to the transition agreement and consulting agreement as described on page 38. In addition, Mr. Barton continued to serve as a non-independent member of our Board until May 20, 2019. In connection with assuming his new position, Mr. Olsen stepped down as Chief Financial Officer, and the Board appointed Mr. Ginnetti as the Company’s interim Chief Financial Officer effective August 6, 2018 until his successor, Mr. Hession, was named.
■
Mr. Hession was named as the Company’s Senior Vice President and Chief Financial Officer effective March 1, 2019. In addition, he subsequently was appointed by the Board to serve as the Company’s Treasurer on May 20, 2019. Mr. Ginnetti ceased serving as our interim Chief Financial Officer on February 28, 2019 and ceased employment with the Company on August 30, 2019.

■	Mr. Braun joined the Company effective April 24, 2019 as our Senior Vice President and General Counsel. In addition, he
  2020 Proxy Statement | 25

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
subsequently was appointed by the Board to serve as the Company’s Secretary effective May 20, 2019.
For biographical information for Messrs. Berman, Olsen, Hession, Kealey and Braun, please see
“Part I — Item 4.1 Information about Our Executive Officers” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.
Fiscal 2019 Performance Summary
We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the Company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial objectives.
Our fiscal 2019 results include the following highlights:
	Fiscal 2019 ($ in millions except for per share amounts)	Fiscal 2018 ($ in millions except for per share amounts)	Change (%)
Net Sales	$991.3	$973.7	2%
Net Income	$83.8	$133.6	-37%
Diluted Earnings Per Share	$2.56	$4.02	-36%
For further discussion of our financial performance for the fiscal year ended December 28, 2019, please see “Part II — Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.
Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company, which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■	To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial performance;
■	To link a portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■
To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of those executive officers that successfully contribute to our annual and long-term goals;

■	To encourage experienced, talented executives to join the Company; and
■	To motivate our executive officers to continue to provide excellent performance year after year.
We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over a longer time period.
We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to lead the Company and poise the Company for future growth while at the same time being mindful of our responsibility to shareholders to manage costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that seek to ensure positive short- and long-term business performance and growth in shareholder value.
We believe that total amounts of compensation should generally reflect an executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company.
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Amounts should typically grow with increases in an executive’s functional role and his or her ability to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total compensation generally becomes variable.
We believe that equity compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our executive officers and our shareholders. We may provide our executive officers with equity awards in connection with our new hire process, for promotions and for retention. In addition, we may provide our executive officers with long-term incentives in the form of stock options, performance or time-based restricted stock, and performance or time-based restricted stock units.
Mix of Total Compensation
Compensation in 2019 for our named executive officers was substantially focused on variable compensation. The annual cash incentive opportunity tied compensation to key Company performance metrics that, while measured annually, support our long-term strategic goals. The long-term equity incentive awards made during fiscal 2019 consisted of a mix of long- term equity grants, including time-based restricted stock awards, performance-based restricted stock awards tied to metrics over a three-year period, and stock options. The performance-based restricted stock awards represented the largest portion of long-term equity incentive awards to reinforce performance orientation and alignment with shareholders.
As the charts below show, our pay mix places greater emphasis on performance-based incentives, which are not guaranteed. For purposes of this discussion, target total direct compensation means the sum of base salary, target annual cash incentive compensation, and target long-term incentive compensation. Note that the target percentages reflected in the charts are based on target compensation amounts and therefore may not match the values reflected in the Summary Compensation Table on page 41.

[1]	Other than Messrs. Barton and Ginnetti.
[2]	Figures exclude one-time, long-term incentive awards granted in fiscal 2019 in connection with the commencement of employment or promotion. Figures are not pro-rated based on hire date.
Determining Executive Compensation
As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for reviewing and approving the compensation for our named executive officers on an annual basis (subject to the terms of any applicable employment agreements).
Among other things, the Compensation Committee fulfills its responsibility by (i) establishing corporate objectives that must be met in order for certain elements of executive compensation to be earned, (ii) establishing the individual performance goals and objectives of the Chief Executive Officer and Executive Chairman, (iii) reviewing the individual performance goals and objectives established by the Chief Executive Officer for the other named executive officers, and (iv) evaluating named executive officer
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performance against their respective individual performance goals and objectives and setting compensation levels based on that evaluation.
With respect to corporate performance, at the beginning of each year the Compensation Committee works with management to establish Company performance targets and objectives that must be met for the year in order for certain elements of named executive officer compensation to be earned. Company targets and objectives may include items such as net sales growth, pre-tax income growth and other similar measures. At the end of each year, the Compensation Committee reviews and determines whether those Company targets and objectives have been achieved.
With respect to individual performance, the Compensation Committee assesses the performance of each of the Chief Executive Officer and the Executive Chairman against the individual performance measures that the Compensation Committee established for them. With respect to the other named executive officers, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other named executive officers, and, based on that assessment, he recommends changes to salary and bonus levels and the amount of equity awards (if any), for consideration by the Compensation Committee.
Compensation decisions for individual named executive officers are the result of the subjective analysis of various factors, including the named executive officer’s performance, long-term potential, responsibilities, experience, skills, tenure with the Company, historical compensation amounts, competitive pay practices generally, the financial performance of the Company and general economic conditions. In making individual compensation decisions, the Compensation Committee relies on the judgment and experience of its members as well as information that was reasonably available to committee members, including, but not limited to, comparable company data. In addition to these factors, the
Compensation Committee also considers internal comparisons of pay within the executive group.
The Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements or amendments, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer, the Executive Chairman and other named executive officers, in each case as, when, and if appropriate.
In connection with Mr. Olsen’s appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019. Messrs. Braun and Hession each joined the Company in fiscal 2019. Their respective compensation was negotiated in connection with their hiring and approved by the Compensation Committee.
The Company entered into a consulting agreement with Mr. Barton, effective as of January 1, 2019, which provided that Mr. Barton would render consulting services to the Company through December 31, 2019 in exchange for a consulting fee of $50,000 per quarter. In addition, on September 18, 2019, the Company entered into a separation agreement with Mr. Ginnetti, which provided severance payments to Mr. Ginnetti in connection with his separation from the Company.
The Compensation Committee also approves participation in, and all incentive awards, grants and related actions under, our equity plans for our Chief Executive Officer, Executive Chairman and our other named executive officers. In addition, the Compensation Committee approves Company contributions, if any, to the 401(k) Retirement Plan, administers the Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” administers our cash incentive plans, and certifies payments related to performance-based compensation awarded to our named executive officers.
Role of Our Compensation Consultant
The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation Committee has from time to time retained consultants to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. Any such consultants report directly to the Compensation Committee. The Compensation Committee reviews and assesses the independence and performance of any consultant then-engaged on an annual basis in order to confirm that the
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consultant is independent and meets all applicable regulatory requirements.
The Compensation Committee engaged Meridian Compensation Partners, LLC, or “Meridian,” as its independent compensation consultant for fiscal 2019. The Compensation Committee assessed the independence of Meridian pursuant to SEC rules, noting that Meridian does not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation, and concluded that no conflict of interest exists.
As part of Meridian’s appointment, the Compensation Committee requested a comprehensive review of the Company’s executive compensation program. Following that review, for fiscal 2019 the Compensation Committee approved the following design changes to our executive compensation program:
■
addition of a second performance metric based on net sales to the performance-based annual cash incentive awards. Awards for fiscal 2018 only consisted of one performance metric, which was adjusted pre-tax income;

■
establishment of a long-term equity incentive mix of performance-based restricted stock (50%), time-based restricted stock (25%), and options (25%). Awards for fiscal 2018 were based on a mix of options and performance-based restricted stock; and

■
modification of the performance measure for performance-based restricted stock awards to relative total shareholder return (measured by comparing Dorman’s total shareholder return to the total shareholder return of the companies comprising the S&P Mid-Cap 400 Growth Index for the 2019-2021 performance period) – performance-based restricted stock awards granted in 2018 were based on achievement of Company-specific financial results.

The Compensation Committee made these changes as it believes they are consistent with the Company’s compensation philosophy, which emphasizes a pay for performance environment, and market trends.
Competitive Market Pay Information
In preparing its recommendations for the Compensation Committee, Meridian, among other things:
■	confirmed the responsibilities for each of our executive officers;
■	compiled appropriate survey sources;
■	gathered and analyzed competitive compensation data both from the Willis Towers Watson survey and the most recent proxy statements for the comparator peer group (see table below); and
■	developed competitive compensation rates for each position.
The Compensation Committee references comparator peer group data to assess the competitiveness of the Company’s executive officer compensation program. The Compensation Committee selects the Company’s peer group using a balanced approach that focuses on companies of similar size (revenue, net income, market capitalization and/or enterprise value) and in the same or adjacent sectors (industry/business competitors). For fiscal 2019, the Company’s peer group for compensation purposes consisted of the companies identified in the table that follows and included four new companies to the 2018 peer group, as noted below. The additional companies position the Company closer to the median of revenue and expand the peer group to lessen the impact of year over year changes.
The Compensation Committee considers general industry survey data as the primary reference and peer group data only as a guidepost to its evaluation of proposed compensation amounts, and there is no mandate that any actual compensation paid must fall within any set range. The Compensation Committee and the Board believe that using the market comparative data in this manner is useful in establishing an appropriate and competitive compensation structure.
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Fiscal 2019 Peer Group
Fox Factory Holding Corp.*	Motor Car Parts of America, Inc.
Gentex Inc.	Shiloh Industries Inc.
Gentherm Incorporated	Spartan Motors Inc.
HEICO Corporation	Standard Motor Products Inc.
Horizon Global Corporation	Stoneridge Inc
Lawson Products, Inc.*	Superior Industries International, Inc.
LCI Industries	Tower International, Inc.
Modine Manufacturing Company*	VOXX International Corporation*
*	Added in 2019
The Components of Named Executive Officer Compensation
Elements of compensation for our named executive officers include the following components:
Type of Compensation	Objective
Base Salary	Competitive, fixed compensation
Annual Performance-Based Cash Awards	Performance incentive linked directly to annual objectives in key financial areas
Discretionary Cash Bonuses	Competitive compensation
Equity Incentive Awards	Time-based and performance-based incentives linked directly to long-term financial objectives and aligns with shareholder interests
■ Stock Options
■ Time-Based Restricted Stock Awards
■ Performance-Based Restricted Stock Awards
Other Compensation	Competitive compensation and retention incentives
■ 401(k) Retirement Plan
■ Non-Qualified Deferred Compensation Plan
■ Perquisites and Other Personal Benefits
■ Post-Employment Compensation
Base Salary. Base salary reflects amounts paid during the year to our named executive officers as direct compensation for their services to the Company. We also use our base salary to attract and retain top quality executives and other managers from other companies. We may increase base salaries from time to time to reward our named executive officers for their individual performance, to encourage them to achieve higher levels of performance, and for promotion and retention purposes. Base salaries and increases to base salaries recognize individual performance, the amount of experience, the importance of, and skills required in, the named executive officer’s position, responsibilities, expected contributions of each named executive officer and market competitive factors.
For fiscal 2019 (effective February 24, 2019 or, upon hire date for Mr. Hession and Mr. Braun) the Compensation Committee authorized the following annual base salaries for the named executive officers, other than Mr. Barton:
Name	Base Salary ($)
Steven L. Berman	360,000
Kevin M. Olsen	600,000
David M. Hession	425,000
Michael P. Ginnetti	252,070
Michael B. Kealey	453,200
Joseph P. Braun	375,000
Mr. Barton retired from the Company as of December 31, 2018 and ceased earning a base salary as of such date. The base salaries of Messrs. Berman and Olsen were negotiated as part of their employment agreements, with such base salaries being subject to increase but not decrease from time to time by the Compensation Committee. See “Executive Compensation: Compensation Discussion
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and Analysis — The Components of Named Executive Officer Compensation — Employment Agreements in effect during 2019 with Named Executive Officers.” Base salaries of the other named executive officers were set upon hire or promotion and are annually set at levels that we determine adequately reward and retain capable executives. The Company does not target any specific quartile of any compensation survey data for total compensation or any component of total compensation.
Performance-Based Bonuses. We use annual performance-based cash bonuses to reward eligible employees at the manager level and above, including our named executive officers, for the successful achievement of the Company’s annual financial performance objectives. The Compensation Committee believes that performance-based cash bonuses assist the Company in motivating and retaining executive talent whose abilities and leadership skills are critical to the Company’s long-term success. For fiscal 2019, all of our named executive officers, other than Mr. Barton, were participants in the 2018 Cash Bonus Plan described below. Mr. Barton resigned as officer and employee of the Company effective December 31, 2018, and, therefore, he was not eligible for a fiscal 2019 annual performance-based cash bonus award. Mr. Ginnetti’s employment with the Company ended on August 30, 2019, and, therefore, he forfeited his fiscal 2019 annual performance-based cash bonus award in connection with his separation from the Company.
2018 Cash Bonus Plan. The 2018 Cash Bonus Plan, or the “2018 Cash Plan,” was adopted in March 2018 by the Board to replace our 2010 Cash Bonus Plan, or the “2010 Cash Plan.” The purpose of the 2018 Cash Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The 2018 Cash Plan is administered by the Compensation Committee. The Compensation Committee has the power to grant awards under the 2018 Cash Plan, to determine the amount of cash to be paid pursuant to each award and to establish the terms and conditions of each award. Awards may provide for payment in installments or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee. Each participant in the 2018 Cash Plan is eligible to receive payment of the award only after certification by the Compensation Committee that such targets have been satisfied. Final payments with respect to awards vary based on the level of achievement measured against the pre-determined performance measures. The Compensation Committee has the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of our Company. The maximum aggregate bonus amount that may be paid in any single year to any participant under the 2018 Cash Plan is $2,000,000. All awards under the 2018 Cash Plan are subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
For fiscal 2019, the Compensation Committee set the target performance-based cash awards, as a percentage of base salary, for each of our named executive officers listed below as follows:
Name	Target (% of Base Salary)
Steven L. Berman	70%
Kevin M. Olsen	75%
David M. Hession	50%
Michael P. Ginnetti	20%
Michael B. Kealey	55%
Joseph P. Braun[1]	50%
[1]	Mr. Braun’s potential fiscal 2019 annual cash bonus was prorated based on his 2019 start date.
The annual cash bonus for fiscal 2019 under the 2018 Cash Plan for all of our named executive officers, other than Mr. Barton and Mr. Ginnetti, was based on our fiscal 2019 (i) adjusted pre-tax income, and (ii) net sales. Each performance goal was assigned a weighting – 75% for adjusted pre-tax income, and
25% for net sales. For Mr. Ginnetti only, 90% of his annual cash bonus would have been based on (i) adjusted pre-tax income (75%) and (ii) net sales (25%), and 10% would have been based on his individual performance. The Compensation Committee believes that basing performance on
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adjusted pre-tax income and net sales focuses management’s attention on revenue growth and profitability, which are key drivers in building shareholder value.
For fiscal 2019, “adjusted pre-tax income” was defined to mean the Company’s consolidated pre-tax income for fiscal 2019 before “unusual items.” “Unusual items” included: (a) non-recurring items generally excluded from earnings per share and earnings before interest, taxes, depreciation and amortization, or “EBITDA,” by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, restructuring charges and other adjustments that are not in accordance with generally accepted accounting principles, or “GAAP,” but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) the impact of any acquisitions, divestitures, discontinuance of business operations, or restructuring completed during fiscal 2019, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under GAAP.
For fiscal 2019, our Compensation Committee set threshold, target, and maximum performance-based cash bonus award levels based on our annual operating budget. There would be no annual performance-based cash bonus payout with respect to any Company performance metric for which actual Company performance did not meet the threshold level. Payout at threshold would be at 50% of target. Achievement between specified Company performance levels would result in a payout based on linear extrapolation. In addition, the annual performance-based cash bonus award had a cap of 200 percent of the target annual incentive opportunity for such performance measure as a maximum award level for our named executive officers. The Company performance metrics operate independently.
For Mr. Ginnetti only, the portion of his targeted annual cash bonus award tied to his individual performance was based on individual performance measures established by the Chief Executive Officer.
The Compensation Committee believes the design of the fiscal 2019 annual performance-based cash bonus aligns the performance measures to the Company’s strategic plan and incentivizes management to focus on achieving financial goals that are aligned with the Company’s operating budget.
The following table sets forth the fiscal 2019 financial performance measures threshold, target and maximum amounts and the actual results:
Measure	Threshold	Target	Maximum	Actual
(in millions)
Adjusted Pre-Tax Income (75% weighting)	$180.1	$190.9	$208.9	$109.7(1)
Net Sales (25% weighting)	$973.7	$1,051.6	$1,129.5	$991.3
(1)
As it related to adjustments for unusual items, fiscal 2019 pre-tax income was adjusted to remove the impact of acquisition-related inventory fair value adjustments, intangible asset amortization, and transaction and other acquisition-related costs.

The Compensation Committee has the right to reduce (but not increase) awards issued under the 2018 Cash Plan in its discretion, even if the performance measures have been attained. However, the Compensation Committee determined not to exercise negative discretion to reduce the fiscal 2019 awards.
The following table shows the annual performance-based cash bonuses issued by the Compensation Committee for fiscal 2019 in light of fiscal 2019 financial performance.
Steven L. Berman	$38,619
Kevin M. Olsen	$68,963
David M. Hession	$32,566
Michael B. Kealey	$38,199
Joseph P. Braun(1)	$19,631
(1)	Mr. Braun’s fiscal 2019 annual cash bonus award was prorated based on his 2019 start date.
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Such annual cash bonuses were paid in the first quarter of fiscal 2020. The Compensation Committee believes that the awards made were appropriately below the full target amount given the challenging circumstances the Company faced and the corresponding performance outcomes.
Upon separation from the Company, Mr. Ginnetti forfeited any unpaid annual performance-based cash bonus with respect to fiscal 2019.
Discretionary Cash Bonuses.
In addition to the annual performance-based cash bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus may be used to reward named executive officers for exemplary performance and to attract and recruit qualified candidates. Discretionary bonus amounts, if any, generally are paid in the first quarter of the year following the year in which the bonus was earned or upon hire of a new executive. For fiscal 2019, no discretionary cash bonuses were paid to our named executive officers.
Equity Awards.
Compensation may be awarded to our named executive officers in the form of equity-based awards. Equity awards are designed to focus our named executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our equity plans recognize a named executive officer’s contribution to our overall corporate performance and provide a financial incentive to him or her to achieve our long-term goals.
We provide our named executive officers with long-term incentives in the form of incentive or non-qualified stock options, grants of time-vested restricted stock, and grants of performance-based restricted stock. The time-vesting element of these equity awards has been structured as an incentive for continued employment and to align the interests of our named executive officers with those of shareholders. The performance-based restricted stock awards reinforce our commitment to a pay for performance philosophy as awards are only earned if specific levels of corporate performance are achieved. Historically, the performance-based awards were structured to qualify as “performance-based compensation” eligible for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The performance-based restricted shares awarded in 2017 under the Dorman Products, Inc. 2008 Stock Option and Stock Incentive Plan, referred to as the “2008 Plan,” were outstanding as of November 2, 2017 pursuant to a binding written agreement. Therefore, such awards will be exempt from the Section 162(m) deduction limit. Performance-based awards granted in or after fiscal 2018 are not eligible for the deduction limit.
We also may grant equity awards to named executive officers in connection with commencement of employment and for promotions. We customarily make such equity grants on or soon after the initial date of hire or date of promotion. The amount and type of each such equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity award is based upon, among other things, the experience, expertise and responsibility of each named executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, an initial grant made on or soon after the date of hire serves to help attract new executives.
All equity awards issued to our named executive officers in fiscal 2019 were issued pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan, or the “2018 Plan.” For fiscal 2019, the Company issued a mix of long-term incentive equity-based awards to our named executive officers. The mix for each named executive officer’s annual equity grant (other than Messrs. Barton, Ginnetti and Braun) was comprised of performance-based restricted stock (50%), time-based restricted stock (25%), and stock options (25%). The performance-based restricted stock awards represent the largest portion of the long-term equity incentive awards to reinforce performance orientation and alignment with shareholders.
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Mr. Olsen was also granted an equity incentive award with an aggregate value equal to $1,000,000, 50% of such award was in the form of time-based restricted stock and 50% of such award was in the form of performance-based restricted stock. This additional award was granted in connection with Mr. Olsen’s appointment as Chief Executive Officer. The Compensation Committee believes the size of the award was appropriate given his appointment as our President and Chief Executive Officer and further aligns Mr. Olsen’s compensation with the interests of our shareholders.
In addition, Mr. Hession and Mr. Braun were granted time-based restricted stock (50%) and stock options (50%) as part of their new hire offer packages, and Mr. Ginnetti was granted an annual equity grant comprised of performance-based restricted stock (50%) and time-based restricted stock (50%). Mr. Ginnetti was granted an additional equity incentive award valued at $82,030, in the form of time-based restricted stock for his service as interim Chief Financial Officer.
Stock Options.
During fiscal 2019, the Company awarded our named executive officers (other than Messrs. Barton and Ginnetti) options to purchase shares of our common stock. Such stock options have value to the recipient only if the Company’s stock price appreciates, which the Compensation Committee believes enhances our pay-for-performance philosophy of executive compensation.
On March 1, 2019, the Company granted Mr. Hession options to purchase shares of our common stock in connection with the commencement of his employment. On March 6, 2019, the Company awarded our named executive officers (other than Messrs. Barton, Braun and Ginnetti) options to purchase shares of our common stock as part of the Company’s annual grant cycle. On May 9, 2019, the Company granted Mr. Braun options to purchase shares of our common stock in connection with the commencement of his employment. All of such stock options vest 25% per year, beginning with the first anniversary of the date of grant, and expire on the eighth anniversary of the date of grant.
The number of shares of our common stock subject to options awarded to our named executive officers in fiscal 2019 is set forth in the Grants of Plan-Based Awards for Fiscal 2019 table on page 43.
Time-Based Restricted Stock Awards.
During fiscal 2019, the Company awarded our named executive officers (other than Mr. Barton) time-based restricted stock awards. The Compensation Committee believes that time-based restricted stock awards promote retention and align the interests of our named executive officers with shareholders by providing long-term stock ownership.
On March 1, 2019, the Company granted Mr. Hession time-based restricted stock in connection with his hire. Such stock vests at a rate of 1/3 per year beginning on the first anniversary of the date of grant.
On March 6, 2019, the Company (i) granted Mr. Olsen time-based restricted stock pursuant to his employment agreement that vests at a rate of 1/3 per year beginning on the third anniversary of the date of grant, (ii) granted each named executive officer (other than Messrs. Barton and Braun) time-based restricted stock as part of the Company’s annual grant cycle that vests 25% per year, beginning with the first anniversary of the date of grant, and (iii) granted Mr. Ginnetti additional time-based restricted stock as compensation for his service as interim Chief Financial Officer that vest 20% per year, beginning with the first anniversary of the date of grant.
On May 9, 2019, the Company granted Mr. Braun time-based restricted stock in connection with his hire. Such stock vests 25% per year, beginning with the first anniversary of the date of grant.
The number of shares of our common stock subject to time-based restricted stock awards issued to our named executive officers in fiscal 2019 is set forth in the Grants of Plan-Based Awards for Fiscal 2019 table on page 43.
Performance-Based Restricted Stock Awards.
During fiscal 2019, the Company granted performance-based restricted stock (the “2019 PRS”) (i) to each of our named executive officers (other than Messrs. Barton and Braun) as part of the Company’s annual grant cycle, and (ii) to Mr. Olsen, as an additional award in connection with his appointment as Chief Executive Officer. The awards vest if certain performance goals are achieved in a specified time period. The Compensation Committee believes the performance-based restricted stock awards support our goal for creating long-term shareholder value. The 2019 PRS will vest (if at all)
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after the completion of a three-year performance period. Based on the performance at the end of the three-year period, award recipients may earn less or more than the target award granted. The performance period for the 2019 PRS is from December 30, 2018 through December 25, 2021 (the “2019-2021 performance cycle”). The Compensation Committee, with input from Meridian, determined that the performance metric for the 2019 PRS would be the Company’s three-year total shareholder return, or “TSR,” compared to a peer group, which we refer to as relative TSR, or “RTSR.” Fiscal 2019 was the first year in which performance-based restricted stock awards that vest on the basis of a RTSR metric were issued. Prior years’ performance-based restricted stock awards vested based on achievement of Company-specific financial results. The Compensation Committee made this change following its discussions with Meridian and believes such change is consistent with the Company’s compensation philosophy, which emphasizes a pay for performance environment, and market trends.
The Compensation Committee selected, with the assistance of Meridian, the S&P Mid-Cap 400 Growth Index, or, the “Index,” to use as the comparator group for reasons included but not limited to:
■	it consists of growth companies with market capitalizations similar to the Company;
■	the companies in the Index typically do not pay dividends, similar to the Company; and
■	the companies in the Index are expected to experience above average increases in revenue and earnings.
The number of shares that vest under an award ranges from 0% to 200% of the target number of shares awarded depending on the Company’s performance during the performance period. The Compensation Committee has assigned target, threshold and maximum values to the RTSR performance metric. The RTSR performance percentiles were adopted by the Compensation Committee based on their assessment that such percentiles reflect market competitive long-term incentive pay practices, as well as meaningful levels of relative performance that warrant payouts at threshold, target and maximum levels. The percentiles were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results. The threshold level must be met for any shares to vest under the 2019 PRS. At threshold, defined as the 35th percentile, 50% of the target number of shares will vest, and, at maximum, defined as the 75th percentile, 200% of the target number of shares will vest. To emphasize its pay-for-performance philosophy, the Compensation Committee set target at the 55th percentile, requiring above-median performance for a target payout of 100%. The number of shares that vest if performance is between the threshold, target and maximum levels will be determined using straight line interpolation.
The following table sets forth the percentage of 2019 PRS that will vest at the end of the three-year performance period based on the level of performance.
	<Minimum	Minimum	Target	Maximum
RTSR(1)	Less than 35th Percentile	35th Percentile	55th Percentile	75th Percentile or Above
Vested Percent of 2019 PRS	0%	50%	100%	200%
(1)
The 2019 PRS defined RTSR as a comparison of the Company’s TSR to the Index for the measurement period. TSR is calculated using the change in share price since the start of the measurement period, along with dividends paid. The calculation assumes that dividends are reinvested, and it also adjusts for stock splits. RTSR performance is calculated using the trailing 20-trading day average closing stock prices of the trading days immediately preceding the first day and last day of the relevant period.

The Compensation Committee will determine the final payouts under the 2019 PRS in the first quarter of the year following the end of the performance period. The number of shares subject to performance-based restricted stock awards issued to our named executive officers in fiscal 2019 is set forth in the Grants of Plan Based Awards for Fiscal 2019 table on page 43.
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2017 Awards.
In February 2017, the Compensation Committee granted performance-based restricted shares (the “2017 PRS”) with a performance cycle from December 31, 2016 through December 28, 2019 (the “2017-2019 performance cycle”) to each of our named executive officers (other than Messrs. Hession, Ginnetti and Braun). The Compensation Committee set:
■	the threshold, target and maximum performance-based restricted share amounts payable to the named executive officers;
■	the relevant performance measure (compound annual growth rate, or “CAGR,” in adjusted pre-tax income); and
■	the goals for threshold, target and maximum payout.
The payouts for the 2017 PRS could have ranged from 0% to 200% of each participating named executive officer’s target, with a threshold payout equal to 50% of target and a maximum payout equal to 200% of target. For the 2017 PRS to be earned, the threshold or minimum achievement level must have been attained. The number of shares that vest if performance is between the threshold, target and maximum levels is determined using straight line interpolation. For purposes of the 2017 PRS, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before “unusual items.” “Unusual items” include (a) non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles.
The following table shows the number of restricted shares that each named executive officer (other than Messrs. Barton, Braun, Ginnetti and Hession) had the potential to earn under the 2017 PRS at the threshold, target and maximum levels. All 2017 PRS issued to Mr. Barton were forfeited in connection with his separation from the Company.
SHARE PAYOUT OPPORTUNITIES UNDER THE 2017 PRS
Name	Threshold (#)	Target (#)	Maximum (#)
Steven L. Berman	978	1,956	3,912
Kevin M. Olsen	989	1,977	3,954
Michael B. Kealey	984	1,966	3,932
In February 2020, the Compensation Committee reviewed our performance against the performance measures for the 2017 PRS during the 2017-2019 performance cycle. The following table sets forth the performance goals for the 2017-2019 performance cycle:
Measure	Threshold	Target	Maximum
CAGR in adjusted pre-tax income for the 2017-2019 performance cycle(1)	5%	10%	20%
(1)
The CAGR in adjusted pre-tax income for the 2017-2019 performance cycle was computed by comparing the adjusted pre-tax income for fiscal 2019 to the adjusted pre-tax income for fiscal 2016. As it related to adjustments for unusual items, (i) fiscal 2019 pre-tax income was adjusted to remove the impact of acquisition-related inventory fair value adjustments, intangible asset amortization, and transaction and other acquisition-related costs; and (ii) fiscal 2016 pre-tax income was adjusted by excluding $.9 million related to uncollectible accounts receivable due to the bankruptcy filing of one customer and $.9 million of reductions in previously recognized acquisition expense reserves.

Our CAGR in adjusted pre-tax income for the 2017-2019 performance cycle was -13%. Accordingly, the 2017 PRS issued to Messrs. Berman, Olsen and Kealey did not vest and were forfeited.
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401(k) Retirement Plan.
All of our employees, including our named executive officers, are entitled to participate in the Company’s 401(k) Retirement Plan. We offer the 401(k) Retirement Plan to enhance our ability to attract and retain talented executives and other key employees and to encourage them to systematically save for retirement.
The 401(k) Retirement Plan is administered by a third-party administrator and is available to all employees once they satisfy certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account.
Prior to January 1, 2019, there were only two types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions, which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) a company discretionary contribution which, if made, may be made in cash, common stock or a combination thereof, and where the amount of any such discretionary contribution is determined by multiplying the applicable percentage approved by the Compensation Committee by the employee’s annual compensation. Effective January 1, 2019, our Board amended the 401(k) Retirement Plan to provide for a third type of contribution, which is an employer matching contribution to each eligible employee equal to 50% of the first 4% of compensation contributed to the 401(k) Plan by the eligible employee as voluntary contributions.
Benefits under the 401(k) Retirement Plan are payable at age 65 (normal retirement), total disability, death, or, if earlier, upon employment termination. There are no vesting requirements for employee voluntary contributions. Company discretionary contributions vest 20% each year beginning at two years of service, with 100% vesting at six years or more. The vesting schedule for the matching contribution is 100% cliff vesting at three years of service.
For fiscal 2019, we made discretionary contributions in an amount equal to four percent of each eligible named executive officer’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.
Non-Qualified Deferred Compensation Plan.
On January 25, 2011, our Compensation Committee approved a Non-Qualified Deferred Compensation Plan. Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated employees, including our named executive officers, who are key to our future success and to help attract and retain management talent. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The
Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.
Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, up to 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) on a specified date selected by the participant after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.
In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of our general creditors in the event of bankruptcy or forced liquidation of the Company.
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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
Employment Agreements in effect during fiscal 2019 with Named Executive Officers.
As a general matter, other than the Chairman and Chief Executive Officer, we generally do not enter into employment agreements. In negotiating the employment agreements with our named executive officers described below, the Compensation Committee analyzed the terms of employment arrangements for comparable executives employed by other publicly held companies. The Compensation Committee also considered each named executive officer’s responsibilities and contributions to our strategic business development, as well as our aggregate potential obligations under each employment agreement, including payments to an executive upon termination of employment.
Mr. Berman.
In connection with the appointment of Mr. Berman as Executive Chairman, we amended and restated Mr. Berman’s employment agreement, effective as of December 28, 2015. See “Executive Compensation: Compensation Tables — Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables — Employment Agreements — Amended and Restated Employment Agreement with Steven L. Berman.”
Mr. Olsen.
In connection with Mr. Olsen’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019. See “Executive Compensation: Compensation Tables — Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables — Employment Agreements — Employment Agreement with Kevin M. Olsen.”
Transition Agreement with Mr. Barton.
Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Executive Officer on December 31, 2018. In order to secure Mr. Barton’s services through December 31, 2019 and effect an orderly transition, we entered into a transition agreement and a consulting agreement with Mr. Barton. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control — Transition Agreement with Mr. Barton.”
Separation Agreement with Mr. Ginnetti.
On September 18, 2019, we entered into a separation agreement and general release with Mr. Ginnetti in connection with the Company’s and Mr. Ginnetti’s mutual separation. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control — Separation Agreement with Mr. Ginnetti.”
Post-Employment and Change in Control Benefits.
Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our short- and long-term goals.
The employment agreements with Messrs. Berman and Olsen contain provisions that provide for certain payments and benefits upon termination. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control — Employment Agreements with Messrs. Berman, Barton and Olsen.” Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Executive Officer on December 31, 2018. On October 25, 2018, we entered into a transition agreement with Mr. Barton which provided for certain payments to Mr. Barton in connection with his retirement. See “Executive Compensation: Tables — Potential Payments upon Termination or Change in Control — Transition Agreement with Mr. Barton.” In connection with Mr. Ginnetti’s separation from the Company, we entered into a separation agreement with Mr. Ginnetti. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control — Separation Agreement with Mr. Ginnetti.”
Perquisites and other Benefits.
We annually review the perquisites that our named executive officers receive. Dorman’s executive compensation program provides limited perquisites to our named executive officers. All members of senior management, including the named executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical and other health and welfare plans. In addition, beginning in fiscal 2019, Dorman pays the applicable premiums on
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(i) a $2.0 million term life insurance policy on the life of Mr. Olsen, and (ii) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as-needed basis. Every other year, our executives may receive a comprehensive physical examination, which the Company reimburses. For fiscal 2019, none of our named executive officers requested reimbursement for a physical examination.
Say-on-Pay
The Compensation Committee and the Board appreciate and value the views of our shareholders. At our 2019 annual meeting of shareholders, approximately 99% of the votes cast were in favor of the “say on pay” advisory resolution on executive compensation. In light of this strong shareholder support for our overall pay practices and executive compensation, the Compensation Committee decided to maintain our general principles and philosophy in structuring executive compensation for 2020. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.
Stock Ownership Guidelines
Consistent with our executive compensation philosophy and the principle of aligning executive and shareholder interests, our Compensation Committee adopted stock ownership guidelines, effective as of January 1, 2015, which required our named executive officers to maintain minimum ownership levels of our common stock. These guidelines subsequently were amended effective December 12, 2019. Under these amended guidelines, each of our Chief Executive Officer and Executive Chairman is expected to own shares of our common stock that have a value at least equal to five times and four times his annual base salary, respectively, and each of our other named executive officers is expected to own shares of our common stock that have a value at least equal to three times his annual base salary.
Shares that are counted for purposes of satisfying ownership requirements include:
■	shares owned directly by the individual or his or her immediate family members residing in the same household;
■	shares held in a trust for the benefit of the individual or his or her immediate family members;
■	shares owned through savings plans, such as the Company’s 401(k) plan, or acquired through a Company sponsored employee stock purchase plan;
■	unvested time-based restricted stock held by the individual;
■	shares underlying unvested time-based restricted stock units held by the individual; and
■	shares, restricted stock and restricted stock units held by the individual in any Company sponsored deferred compensation plan.
For purposes of the ownership guidelines, shares underlying stock options, unvested performance-based restricted stock and shares underlying unvested performance-based restricted stock units will not be considered when determining an individual’s stock ownership. All of our named executive officers must comply with these ownership requirements within five years following their dates of hire or promotion (or, if later, January 1, 2020).
The foregoing stock ownership requirements are measured annually in January. For purposes of the measurement, the individual’s stock ownership is valued based on:
■	his or her then-current salary;
■
with respect to shares of common stock owned outright (e.g., held directly, in a trust, through a Company sponsored benefit plan or in a deferred account), the value of the stock using the average closing price of the Company’s stock for the prior calendar year; and

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
■	with respect to unvested restricted stock and restricted stock unit awards, using the greater of:
■	the closing price of the Company’s stock on the last trading day of the prior calendar year; and
■	the value of the awards on the date of grant.
Once an individual covered by the ownership guidelines has achieved compliance in any year, if he or she fails to meet the ownership guidelines in any subsequent year solely because of a decline in the price of the Company's common stock, he or she will not be found to be noncompliant. As of the date of this proxy statement, all of our named executive officers are in compliance or have additional time in which to comply with these guidelines.
Clawback Policy
In fiscal 2019, the Compensation Committee adopted a clawback policy which allows the Company to recover performance-based compensation, whether cash or equity, from a current or former named executive officer in the event the Board determines that such named executive officer engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise materially contributed to the need for a restatement of the Company’s financial results due to material noncompliance with any financial reporting requirement under the federal securities laws. Under such policy, the Company may recoup annual incentives and long-term incentives received by such named executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such restatement if the Board determines, in its reasonable discretion, that any such performance-based compensation would not have been paid, awarded or vested or would have been at a lower amount had it been based on the restated financial results. The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we prohibit our directors, officers and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of Dorman securities. Our Insider Trading Policy also prohibits our directors, officers and employees from:
■	participating in short sales of Dorman securities;
■	participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, related to Dorman securities; and
■	holding Company securities in margin accounts or pledging Company securities as collateral for a loan.
Currently, each of our directors and named executive officers is in compliance with this anti-hedging policy.
Compensation Committee Report
The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the
Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K of the Company for the fiscal year ended December 28, 2019.
Compensation Committee
John J. Gavin, Chairman
Paul R. Lederer
Richard T. Riley
Kelly A. Romano
G. Michael Stakias
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Summary Compensation Table for Fiscal 2019
The following table sets forth summary information relating to all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Steven L. Berman	2019	360,000	—	188,091	62,992	38,619	18,400	668,102
Executive Chairman	2018	360,000	—	153,806	76,934	158,066	16,800	765,606
	2017	360,000	—	153,820	76,924	335,611	10,800	937,155

Kevin M. Olsen(1)	2019	600,000	—	1,332,243	112,504	68,963	36,413	2,150,123
President and Chief Executive Officer	2018	437,404	—	161,351	80,680	177,093	16,800	873,328
	2017	414,038	—	155,823	77,924	201,025	10,800	859,610

Mathias J. Barton(2)	2019	16,154	—	—	74,306	—	200,000	290,460
Former President and Chief Executive Officer	2018	700,000	—	373,342	186,656	307,351	16,800	1,584,149
	2017	682,692	—	373,304	186,661	594,302	10,800	1,847,759

David M. Hession(3)	2019	354,712	—	371,218	265,711	32,566	176,565	1,200,772
Senior Vice President, Chief Financial Officer and Treasurer

Michael P. Ginnetti(4)	2019	171,278	—	132,256	—	—	255,979	559,513
Former Interim Chief Financial Officer	2018	232,221	50,000	46,722	23,332	35,336	16,800	404,411
	2017	225,458	—	22,683	22,650	49,610	10,800	331,201

Michael B. Kealey	2019	450,915	—	186,091	62,305	38,199	20,622	758,132
Executive Vice President, Commercial	2018	437,404	—	821,316	80,680	177,093	16,800	1,533,293
	2017	403,654	—	155,843	77,929	271,788	10,800	920,014

Joseph P. Braun(5)	2019	249,519	—	187,525	187,499	19,631	8,296	652,470
Senior Vice President, General Counsel and Secretary
(1)
Mr. Olsen served as Executive Vice President, Chief Financial Officer through August 6, 2018; President and Chief Operating Officer for the period of August 6, 2018 through December 31, 2018; and he began serving as President and Chief Executive Officer on January 1, 2019.

(2)
Mr. Barton served as President through August 6, 2018 and Chief Executive Officer through December 31, 2018. As a result, salary shown for Mr. Barton represents salary earned for the first two days of fiscal 2019. Pursuant to his transition agreement, (i) the performance-based restricted stock award granted to Mr. Barton in 2016 was not forfeited and continued to vest after his retirement date in accordance with the provisions of such award,

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(ii) all outstanding stock options held by Mr. Barton were accelerated and vested immediately as of Mr. Barton’s retirement date, (iii) all of such options would, to the extent not exercised, terminate 30 days after Mr. Barton’s retirement date, and (iv) all performance-based restricted stock awards issued to Mr. Barton in 2017 and 2018 were forfeited as of Mr. Barton’s retirement date.
(3)
Mr. Hession’s employment began on February 21, 2019 and he was appointed to serve as Senior Vice President and Chief Financial Officer effective March 1, 2019. Mr. Hession was appointed Treasurer on May 20, 2019.

(4)	Mr. Ginnetti served as the Company’s interim Chief Financial Officer for the period of August 6, 2018 through February 28, 2019. Mr. Ginnetti’s employment ended on August 30, 2019.
(5)	Mr. Braun’s employment began April 24, 2019 at which time he began serving as Senior Vice President, General Counsel. Mr. Braun was appointed Secretary on May 20, 2019.
(6)
Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. See also Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

Stock awards granted in fiscal 2019 include grants of: (i) time-vested restricted stock to our named executive officers except for Mr. Barton and (ii) performance-based restricted stock to our named executive officers except for Messrs. Barton and Braun. We calculated the estimated fair value of the time-vested restricted stock awards using the closing price per share of our common stock on the grant date. The grant date fair value for the performance-based restricted stock awards granted in 2019 was calculated using the simulated fair value per share of our common stock of $81.44 based on the application of a Monte Carlo simulation model. Under FASB ASC Topic 718, the RTSR metric applicable to the performance-based restricted stock awards issued to our named executive officers in 2019 is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The stock awards granted to named executive officers in fiscal 2019 are subject to vesting and performance conditions described on pages 34-35.
(7)
Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. Except with respect to Mr. Barton, we calculate the grant date fair value of option awards using the Black-Scholes option pricing model using assumptions set forth in Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. With respect to Mr. Barton, the amount represents the incremental fair value associated with the acceleration of stock options pursuant to his transition agreement.

(8)
Represents annual performance-based cash bonuses paid after the fiscal year with respect to that fiscal year’s performance to our named executive officers. All incentive cash bonus awards issued in fiscal 2019 to our named executive officers were issued pursuant to our 2018 Cash Plan. Upon his separation from the Company, Mr. Ginnetti forfeited any unpaid annual performance cash bonus with respect to fiscal 2019 or any prior fiscal year of the Company. Cash bonus award for Mr. Braun is prorated based on his date of hire.

(9)
The “All Other Compensation” column for the fiscal year ended December 28, 2019 includes the following compensation items. Other than with respect to the 401(k) Plan, amounts shown in the table below are paid pursuant to the named executive officer’s employment and consulting agreements or offer letters, as applicable.

Named Executive Officer	Discretionary Company Contribution to 401(k) Plan ($)	Company Matching Contribution to 401(k) Plan ($)	Severance ($)	Relocation ($)	Relocation Gross-up ($)	COBRA Reimbursement ($)	Executive Life Insurance Premiums ($)	Executive Disability Insurance Premiums ($)	Consulting Agreement ($)	Total ($)
Steven L. Berman	11,200	7,200	—	—	—	—	—	—	—	18,400
Kevin M. Olsen	11,200	12,000	—	—	—	—	2,527	10,686	—	36,413
Mathias J. Barton	—	—	—	—	—	—	—	—	200,000	200,000
David M. Hession	—	5,885	—	115,000	53,703	1,977	—	—	—	176,565
Michael P. Ginnetti	—	3,909	252,070	—	—	—	—	—	—	255,979
Michael B. Kealey	11,200	9,422	—	—	—	—	—	—	—	20,622
Joseph P. Braun	—	3,750	—	—	—	4,546	—	—	—	8,296
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Grants of Plan-Based Awards for Fiscal 2019
The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 28, 2019.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Comp Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven L. Berman	—	—	126,000	252,000	504,000	—	—	—	—	—	—	—
	03/06/2019	03/06/2019	—	—	—	768	1,536	3,072	—	—	—	125,092
	03/06/2019	03/06/2019	—	—	—	—	—	—	—	2,659	82.03	62,992
	03/06/2019	03/06/2019	—	—	—	—	—	—	768	—	—	62,999
Kevin M. Olsen	—	—	225,000	450,000	900,000	—	—	—	—	—	—	—
	03/06/2019	03/06/2019	—	—	—	4,419	8,838	17,677	—	—	—	719,807
	03/06/2019	03/06/2019	—	—	—	—	—	—	—	4,749	82.03	112,504
	03/06/2019	03/06/2019	—	—	—	—	—	—	6,095	—	—	499,973
	03/06/2019	03/06/2019	—	—	—	—	—	—	1,371	—	—	112,463
Mathias J. Barton	—	—	—	—	—	—	—	—	—	—	—	74,306
David M. Hession	—	—	106,250	212,500	425,000	—	—	—	—	—	—	—
	03/06/2019	03/06/2019	—	—	—	648	1,295	2,591	—	—	—	105,506
	03/01/2019	02/21/2019	—	—	—	—	—	—	—	8,768	83.75	212,574
	03/06/2019	03/06/2019	—	—	—	—	—	—	—	2,243	82.03	53,137
	03/01/2019	02/21/2019	—	—	—	—	—	—	2,538	—	—	212,558
	03/06/2019	03/06/2019	—	—	—	—	—	—	648	—	—	53,155
Michael P. Ginnetti	—	—	25,207	50,414	100,828	—	—	—	—	—	—	—
	03/06/2019	03/06/2019	—	—	—	154	307	615	—	—	—	25,043
	03/06/2019	03/06/2019	—	—	—	—	—	—	307	—	—	25,183
	03/06/2019	03/06/2019	—	—	—	—	—	—	1,000	—	—	82,030
Michael B. Kealey	—	—	124,630	249,260	498,520	—	—	—	—	—	—	—
	03/06/2019	03/06/2019	—	—	—	760	1,519	3,039	—	—	—	123,748
	03/06/2019	03/06/2019	—	—	—	—	—	—	—	2,630	82.03	62,305
	03/06/2019	03/06/2019	—	—	—	—	—	—	760	—	—	62,343
Joseph P. Braun	—	—	64,050	128,099	256,198	—	—	—	—	—	—	—
	05/09/2019	05/03/2019	—	—	—	—	—	—	—	7,697	84.93	187,499
	05/09/2019	05/03/2019	—	—	—	—	—	—	2,208	—	—	187,525
(1)
Represents the potential fiscal 2019 annual cash bonus awards under the 2018 Cash Plan. Amount for Mr. Braun is prorated based on the 2019 start date. See pages 31-33 for more information on the fiscal 2019 annual cash bonus awards, including the applicable performance conditions. Actual cash amounts paid in connection with the fiscal 2019 annual cash bonus awards are set forth in the Summary Compensation Table above.

(2)	Represents performance-based restricted stock awards granted under the 2018 Plan in fiscal 2019. Such awards are subject to vesting and performance conditions described on pages 34-35.
(3)	Represents time-vested restricted stock awards granted under the 2018 Plan in fiscal 2019. Such awards are subject to vesting conditions described on page 34.
(4)	Represents options to purchase common stock granted under the 2018 Plan in fiscal 2019. Such options are subject to vesting conditions described on page 34.
(5)
Represents the grant date fair value computed in accordance with ASC Topic 718. See also Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and Footnotes 6 and 7 to the Summary Compensation Table above.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
Employment Agreements
Amended and Restated Employment Agreement with Steven L. Berman. On December 28, 2015, the Company entered into an amended and restated employment agreement with Mr. Berman. The agreement provides for an initial term of approximately three years expiring March 31, 2019, with the term of Mr. Berman’s employment being automatically extended for an additional one-year period on March 31, 2019 and on each anniversary of March 31, 2019 thereafter, unless earlier terminated as provided in the agreement.
Pursuant to the amended and restated employment agreement, Mr. Berman’s annual base salary was set at $360,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The amended and restated employment agreement also provides for eligibility for (i) annual bonuses provided under the 2010 Cash Plan or other plans maintained by us, and (ii) grants of awards under the 2008 Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the amended and restated employment agreement provides that Mr. Berman will be eligible to participate in other employee benefit plans or arrangements generally available to our named executive officers and entitled to not less than four weeks paid vacation per year.
In addition, Mr. Berman’s amended and restated employment agreement contains a clawback provision which provides that any incentive-based compensation, or any other compensation, paid to him that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).
Mr. Berman’s amended and restated employment agreement can be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement. The agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. In addition, the agreement includes standard confidentiality and trade secret provisions typically included in agreements of this type.
Additionally, Mr. Berman’s amended and restated employment agreement contains provisions that provide for certain payments upon termination of employment. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Berman pursuant to his amended and restated employment agreement upon a termination of his employment with us.
Employment Agreement with Kevin M. Olsen. On January 10, 2019, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019. The agreement has a term of three years expiring December 31, 2021 with the term of Mr. Olsen’s employment being automatically extended for an additional one-year period on December 31, 2021 and on each anniversary of December 31, 2021 thereafter, unless earlier terminated as provided in the employment agreement.
Pursuant to Mr. Olsen’s employment agreement, annual base salary was set at $600,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provides for eligibility for (i) annual cash bonuses under the 2018 Cash Plan or other cash incentive plans maintained by us, and (ii) grants of awards under the 2018 Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the employment agreement provides that, subject to limitations related to the amount of applicable premiums, we will acquire and pay the applicable premium on (A) a $2.0 million term life insurance policy on the life of Mr. Olsen which will be payable to a beneficiary designated by Mr. Olsen; and (B) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Mr. Olsen will also be eligible to participate in other employee benefit plans or arrangements generally available to our named
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executive officers and entitled to four weeks paid vacation per year. In addition, in connection with the execution of the employment agreement, Mr. Olsen was granted an equity incentive award with an aggregate value equal to $1,000,000, 50% of such award in the form of time-based restricted stock and 50% of such award in the form of performance-based restricted stock. The Compensation Committee believes the size of the award was appropriate given his appointment as President and Chief Executive Officer and further aligns Mr. Olsen’s compensation with the interests of our shareholders. Mr. Olsen’s employment agreement may be terminated by us with or without “Cause” or by Mr. Olsen for “Good Reason” or for no reason, as such terms are defined in the employment agreement. Mr. Olsen’s employment agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and eighteen months thereafter. The agreement also includes standard confidentiality and trade secret provisions typically included in agreements of this type.
Mr. Olsen’s employment agreement contains a clawback provision which provides that the compensation and benefits provided by the Company under the employment agreement or otherwise is subject to recoupment or clawback under any applicable Company clawback or recoupment policy that is generally applicable to the Company’s executives, as may be in effect from time to time, or as required by law, government regulation or stock exchange listing requirement.
Additionally, Mr. Olsen’s employment agreement contains provisions that provide for certain payments upon termination of employment. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Olsen pursuant to his employment agreement upon a termination of his employment with us.
Equity Plans
2008 Stock Option and Stock Incentive Plan. Our 2008 Plan was approved by our shareholders on May 20, 2009. Pursuant to the 2008 Plan, we were able to grant up to 2,000,000 shares of common stock in the form of shares of restricted stock, incentive stock options and non-qualified stock options or combinations thereof to officers, directors, employees, consultants and advisors. The 2008 Plan is administered by the Compensation Committee. On May 10, 2018 at the 2018 Annual Meeting of
Shareholders, our shareholders approved the 2018 Plan which our Board had previously approved, subject to such shareholder approval. The 2018 Plan replaced the 2008 Plan and no further awards can be made under the 2008 Plan.
2018 Stock Option and Stock Incentive Plan. The purpose of the 2018 Plan is to provide additional incentive to officers, directors, employees, consultants and advisors by encouraging them to invest in shares of our common stock and providing for awards in the form of options, stock appreciation rights, restricted shares and restricted stock units. The 2018 Plan is administered by the Compensation Committee.
Subject to adjustment as provided in the 2018 Plan, 1,200,000 shares of our common stock may be issued pursuant to the 2018 Plan upon exercise of awards with not more than 600,000 shares being issued upon the exercise of incentive stock options. If an award is forfeited, terminates or expires without having been exercised in full, the shares underlying such forfeited, terminated or expired award will return to the pool of shares available for issuance under the 2018 Plan.
The 2018 Plan sets forth the following individual limits:
■	the maximum grant date value of shares subject to awards granted to any officer, employee, consultant or advisor during any calendar year may not exceed $5,000,000 in total value; and
■
the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, may not exceed $500,000 in total value.

Awards will be evidenced by award agreements (which need not be identical) in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2018 Plan. All awards under the 2018 Plan will be subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
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Pay Ratio
The following describes the relationship of the annual total compensation of Dorman employees to the annual total compensation of Kevin M. Olsen, our Chief Executive Officer, during fiscal 2019. For fiscal 2019, the median of the annual total compensation of all of our employees, other than Mr. Olsen, was $39,561. Mr. Olsen’s annual total compensation for fiscal 2019 was $2,150,123, which reflected certain actions taken with respect to his compensation in connection with his appointment as our Chief Executive Officer. This represents the amount reported in the fiscal 2019 Total column of the Summary Compensation Table above. Based on this information, the ratio of the annual total compensation of Mr. Olsen to the median of the annual total compensation of all employees is estimated to be 54.3 to 1. Given the different methodologies that various public companies may use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Due to changes in our employee population, in part resulting from the integrations of the businesses we acquired in fiscal 2018, we determined to identify a new median employee for fiscal 2019. For administrative ease, we changed the date chosen to identify our median employee from the last day of our fiscal year (the date used in prior years to determine the median employee) to October 31, 2019.
As of October 31, 2019, our employee population consisted of approximately 2,687 individuals, with 2,602 employees in the United States, 12 employees in Canada, 54 employees in China, 4 employees in Taiwan, 9 employees in India and 6 employees in Mexico. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees account for 5% or less of its total U.S. and non-U.S. employees. We applied this de minimis exemption when identifying the median employee by excluding 12 employees in Canada, 54 employees in China, 4 employees in Taiwan, 9 employees in India and 6 employees in Mexico. Therefore, for purposes of identifying our median employee, our employee population, after taking into consideration the adjustments permitted by SEC rules (as described above), consisted of approximately 2,602 employees, all based in the United States.
For purposes of identifying the median employee from this data set, we reviewed total reported W-2, Box 1 compensation earned by each US employee employed by us as of October 31, 2019, other than Mr. Olsen, from January 1, 2019 through October 31, 2019. We utilized total reported W-2, Box 1 compensation, instead of base wages plus overtime pay, as was done in fiscal 2018, as we believe that W-2 compensation represented the best measure of all compensation earned by each US employee. We included all employees, whether employed on a full-time, part-time, or seasonal basis, and we did not annualize the compensation of any employees who were employed for less than the full measurement period. Using this methodology, we determined that our median employee was a full-time, hourly employee. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules.
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Outstanding Equity Awards at December 28, 2019
The following table sets forth information regarding unexercised options and unvested stock awards for each of our named executive officers outstanding at December 28, 2019.
		Option Awards				Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(5)
Steven L.	2/12/2016	7,321	2,440	41.59	2/12/2021	—	—	—	—
Berman	2/27/2017	2,455	2,454	78.64	2/27/2022	—	—	—	—
	2/27/2017	—	—	—	—	—	—	978(6)	73,458
	3/7/2018	1,253	3,759	72.55	3/7/2023	—	—	—	—
	3/7/2018	—	—	—	—	—	—	1,060(7)	79,617
	3/6/2019	—	2,659	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	1,536(8)	115,369
	3/6/2019	—	—	—	—	768	57,684	—	—
Kevin M.	6/13/2016	10,800	3,600	53.32	6/13/2021	—	—	—	—
Olsen	2/27/2017	2,369	2,369	78.64	2/27/2022	—	—	—	—
	2/27/2017	—	—	—	—	—	—	944(6)	70,904
	6/8/2017	108	108	82.59	6/8/2022	—	—	—	—
	6/8/2017	—	—	—	—	—	—	45(6)	3,380
	3/7/2018	1,314	3,942	72.55	3/7/2023	—	—	—	—
	3/7/2018	—	—	—	—	—	—	1,112(7)	83,522
	3/6/2019	—	4,749	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	8,838(8)	663,822
	3/6/2019	—	—	—	—	1,371	102,976	—	—
	3/6/2019	—	—	—	—	6,095	457,795	—	—
David M.	3/1/2019	—	8,768	83.75	3/1/2027	—	—	—	—
Hession	3/1/2019	—	—	—	—	2,538	190,629	—	—
	3/6/2019	—	2,243	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	1,295(8)	97,267
	3/6/2019	—	—	—	—	648	48,671	—	—
Michael B.	2/12/2016	4,568	1,523	41.59	2/12/2021	—	—	—	—
Kealey	2/27/2017	2,074	2,074	78.64	2/27/2022	—	—	—	—
	2/27/2017	—	—	—	—	—	—	827(6)	62,116
	6/8/2017	380	379	82.59	6/8/2022	—	—	—	—
	6/8/2017	—	—	—	—	—	—	157(6)	11,792
	3/7/2018	1,314	3,942	72.55	3/7/2023	—	—	—	—
	3/7/2018	—	—	—	—	—	—	1,112(7)	83,522
	12/12/2018	—	—	—	—	7,691	577,671	—	—
	3/6/2019	—	2,630	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	1,519(8)	114,092
	3/6/2019	—	—	—	—	760	57,084	—	—
Joseph P. Braun	5/9/2019	—	7,697	84.93	5/9/2027	—	—	—	—
	5/9/2019	—	—	—	—	2,208	165,843	—	—
(1)	Messrs. Barton and Ginnetti had no outstanding equity awards at December 28, 2019, and so they have been excluded from the table.
(2)	Represents outstanding and unexercised options which were exercisable at December 28, 2019.
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(3)
Represents outstanding and unexercised options which were unexercisable at December 28, 2019. All options set forth in this column vest in four equal annual installments beginning on the first anniversary of the date of grant.

(4)
Represents outstanding and unvested awards of time-vested restricted stock at December 28, 2019. The restricted stock awards granted on (i) December 12, 2018 vest in full on the third anniversary of the date of grant, (ii) March 1, 2019 vest at a rate of 1/3 per year beginning on the first anniversary of the date of grant, (iii) March 6, 2019 vest at a rate of 25% per year, beginning on the first anniversary date of the grant, except for Mr. Olsen’s grant of 6,095 shares, which vests at a rate of 1/3 per year beginning on the third anniversary date of the grant, and (iv) May 9, 2019 vest at a rate of 25% per year, beginning on the first anniversary of the date of grant.

(5)	Calculated by multiplying the closing price per share of the Company’s common stock on December 27, 2019, $75.11, by the number of shares.
(6)
Represents performance-based restricted stock awards granted in fiscal 2017 for the 2017-2019 Performance Cycle. Because our performance as of the end of the last fiscal year for this performance cycle did not exceed the threshold performance measures, these awards are shown at threshold. However, no awards became vested based on actual performance as certified by the Compensation Committee on February 28, 2020.

(7)
Represents performance-based restricted stock awards granted in fiscal 2018 for the 2018-2020 Performance Cycle. Because our performance as of the end of the last fiscal year for this performance cycle has not exceeded the threshold performance measures, these awards are shown at threshold. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal 2021 for the 2018-2020 Performance Cycle.

(8)
Represents performance-based restricted stock awards granted in fiscal 2019 for the 2019-2021 Performance Cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2022 for the 2019-2021 Performance Cycle.

Option Exercises and Stock Vested for Fiscal 2019
The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 28, 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven L. Berman	—	—	2,663	218,446
Kevin M. Olsen	—	—	3,250	278,493
Mathias J. Barton	29,228	689,328	4,439	364,131
David M. Hession	—	—	—	—
Michael P. Ginnetti	1,100	7,013	635	52,322
Michael B. Kealey	—	—	1,662	136,334
Joseph P. Braun	—	—	—	—
(1)
The value realized on the exercise of option awards is calculated by determining the difference between the market value of the underlying common stock on the exercise date and the exercise price of the option awards. Reflects the gross amount realized without netting the value of shares surrendered to pay the exercise price.

(2)
The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.

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Non-Qualified Deferred Compensation for Fiscal 2019
The following table sets forth the non-qualified deferred compensation activity for each of our named executive officers during the fiscal year ended December 28, 2019 as well as the aggregate non-qualified deferred compensation balances at December 28, 2019. A description of the plan is found on page 37.
Name	Executive Contributions in Fiscal 2019 ($)(1)	Registrant Contributions in Fiscal 2019 ($)	Aggregate Earnings in Fiscal 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 28, 2019 ($)(2)
Steven L. Berman	—	—	—	—	—
Kevin M. Olsen	46,087	—	29,509	—	198,668
Mathias J. Barton	1,615	—	111,002	1,059,245	277,512
David M. Hession	—	—	—	—	—
Michael P. Ginnetti	8,564	—	8,461	11,766	39,731
Michael B. Kealey	21,159	—	48,444	—	258,500
Joseph P. Braun	—	—	—	—	—
(1)
Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” or “Non-Equity Incentive Plan Compensation” for fiscal 2019.

(2)
Amounts reported in the Aggregate Balance at December 28, 2019 or in Aggregate Withdrawals/Distributions which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $128,587, $1,115,796, $22,801 and $184,845 for Messrs. Olsen, Barton, Ginnetti, and Kealey, respectively. These amounts represent executive contributions for prior years. Messrs. Hession and Braun did not appear in any summary compensation tables prior to fiscal 2019.

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Potential Payments upon Termination or Change in Control
In fiscal 2019 upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:
■	employment agreements and severance arrangements with our named executive officers;
■	our 2008 Plan;
■	our 2018 Plan;
■	our 2018 Cash Plan; and
■	our Non-Qualified Deferred Compensation Plan.
Employment Agreements with Messrs. Berman, Barton and Olsen. The following table summarizes certain severance payments and benefits provided in connection with Mr. Berman’s and Mr. Olsen’s hypothetical termination of employment pursuant to their respective employment agreements had they been terminated as of December 28, 2019. Information regarding Mr. Barton’s employment agreement is excluded below because the severance provisions contained in Mr. Barton’s employment agreement were not in effect for fiscal 2019.
Type of Termination	Payments and Benefits
Termination with Cause or if Executive Resigns Without Good Reason	Steven L. Berman		Kevin M. Olsen
	■	any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;	■	any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;
	■	reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;	■	reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;
	■	payment for any accrued but unused vacation time in accordance with Company policy; and	■	payment for any accrued but unused vacation time in accordance with Company policy; and
■
such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.
■
such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

	The payments and benefits in the four bullet points above are collectively referred to as Mr. Berman’s “Amounts and Benefits.”		The payments and benefits in the four bullet points above are collectively referred to as Mr. Olsen’s “Amounts and Benefits.”
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Type of Termination	Payments and Benefits
Termination Without Cause or if Executive Resigns With Good Reason	Steven L. Berman		Kevin M. Olsen
	■	Amounts and Benefits;	■	Amounts and Benefits;
	■	base salary payments will continue to be paid for three years following the date of termination in accordance with the usual payroll practices of the Company;	■	base salary payments will continue to be paid for eighteen months following the date of termination in accordance with the usual payroll practices of the Company;
	■	in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the three-year period following the date of termination; and	■	payment of an amount equal to 150% of Mr. Olsen’s target annual bonus that was in effect at the time of termination under any cash incentive plan maintained by the Company;
■
for three years following the date of termination, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.
			■	payment of an amount equal to a pro-rated annual bonus for the year in which such employment termination occurs:
➤
if employment terminates after September 30 of any year, Mr. Olsen will receive a pro- rated amount of the annual bonus (if any) that Mr. Olsen would have otherwise received under any cash incentive plan maintained by the Company had he remained employed with the Company with such amount to be calculated by the Board in its discretion in a similar manner as bonuses are calculated for other executives;

➤
if employment terminates on or before September 30 of any year, Mr. Olsen will receive a pro- rated amount of his target annual bonus that was in effect at the time of termination under any cash incentive plan maintained by the Company;

■
during the period during which Mr. Olsen, his spouse and/or dependents are entitled to and validly elect continuation coverage under COBRA or similar state law (provided that in no event will such period exceed eighteen months), monthly cash payments in an amount equal to the monthly premium for such coverage.

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Type of Termination	Payments and Benefits
Termination as a Result of Death or Disability	Steven L. Berman		Kevin M. Olsen
	■	Amounts and Benefits;	■	Amounts and Benefits; and
	■	base salary payments will continue to be paid for three years following the date of termination in accordance with the usual payroll practices of the Company;	■	base salary payments will continue to be paid for three months following the date of termination in accordance with the usual payroll practices of the Company.
	■	in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the three-year period following the date of termination; and
■
for three years following the date of termination, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.

Notwithstanding any provision to the contrary in the employment agreements, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on the executive executing and not revoking a waiver and general release of claims in favor of the Company. In addition, the employment agreements include certain non-competition and non-solicitation obligations for Messrs. Berman and Olsen. See “Executive Compensation: Compensation Tables — Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables — Employment Agreements.”
Under the terms of each employment agreement “Disability” is defined as the executive’s “disability” under the Company’s long-term disability plan, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period, or (ii) (a) in the case of Mr. Berman, is projected by the Board, in good faith after consulting with a physician selected by the Company, that the condition is likely to continue for a period of at least nine consecutive months from its commencement, and (b) in the case of Mr. Olsen, is projected by the Board in good faith in reliance upon the opinion of a physician mutually selected by the Company and Mr. Olsen (or Mr. Olsen’s authorized representative), that the condition is substantially likely to continue for a period of at least nine consecutive months from its commencement.
Under the terms of each of the employment agreements, “Cause” is defined as the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by the executive to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to a Disability); provided, however, that the Company
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shall have provided written notice that such actions were occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of the executive for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) the executive’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.
Under the terms of the employment agreement for Mr. Berman, “Good Reason” is defined as the occurrence of any of the following events without the executive’s consent: (i) a material diminution of the authorities, duties or responsibilities as set forth in the agreement; (ii) the loss of any title(s) with the Company as set forth in the agreement; (iii) a reduction by the Company in the executive’s base salary; (iv) a material change in the executive’s primary place of employment; (v) the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removed Mr. Berman as Chairman of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause); (vi) the assignment to the executive of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that the executive reported to someone other than solely and directly to the Board.
Under the terms of the employment agreement for Mr. Olsen, “Good Reason” is defined as the occurrence of any of the following events without his consent: (i) a material diminution of the title, authorities, duties or responsibilities as set forth in the agreement; (ii) any reduction by the Company in his base salary; (iii) a change in his primary place of employment such that his commute increases by at least 25 miles; (iv) the assignment to him of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; (v) a change in the reporting structure so that he reports to someone other than solely and directly to the Board; or (vi) the Company’s election not to renew the agreement.
Transition Agreement with Mr. Barton.
Mr. Barton stepped down as our President effective as of August 6, 2018 and retired as our Chief Executive Officer on December 31, 2018. On October 25, 2018, we entered into a transition agreement with Mr. Barton. The transition agreement provided that we would provide Mr. Barton the following, on the condition that Mr. Barton remained employed by the Company through December 31, 2018, referred to as the “retirement date,” complied with all of his obligations under the transition agreement and his employment agreement, and executed (and did not revoke) a waiver and release of claims in favor of the Company:
■
payment of an amount equal to the annual performance-based cash award that would have been payable to Mr. Barton under the 2010 Cash Plan with respect to fiscal 2018 in the absence of Mr. Barton’s separation, such payment to be calculated in a similar manner, paid at the same time and in the same form as annual cash bonuses were paid to other executives under 2010 Cash Bonus Plan with respect to fiscal 2018, but in no event later than March 15, 2019;

■
the 2016 PRS granted to Mr. Barton would continue to vest after the retirement date in accordance with the provisions of such award as if Mr. Barton had remained employed with the Company and dependent upon the extent that the performance measures applicable to such award were satisfied as certified by the Compensation Committee, calculated in a similar manner as those of other executives;

■
we would enter into a consulting services agreement with Mr. Barton pursuant to which Mr. Barton would provide consulting services to the Company through December 31, 2019 in exchange for a consulting fee of $50,000 per quarter;

■	all outstanding stock options held by Mr. Barton under the 2008 Plan that had not vested as of the retirement date would accelerate and vest immediately as of such
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date. All of such options would, to the extent not exercised, terminate 30 days after Mr. Barton’s retirement date; and
■	all performance-based restricted stock awards issued to Mr. Barton in 2017 and in 2018 would be forfeited as of Mr. Barton’s retirement date.
On January 10, 2019, the Company entered into the consulting agreement with Mr. Barton, effective as of January 1, 2019.
Separation Agreement with Mr. Ginnetti.
On September 18, 2019, we entered into a separation agreement and general release with Mr. Ginnetti in connection with the Company’s and Mr. Ginnetti’s mutual separation. The separation agreement provided that for and in consideration of the execution of the separation agreement, we would provide Mr. Ginnetti with the following severance benefits:
■
we would continue to pay Mr. Ginnetti’s current base salary of $252,070 for fifty-two weeks following the August 30, 2019 effective date of the separation agreement in accordance with our usual payroll practices; and

■
if Mr. Ginnetti validly elected to receive continuation coverage under our group health plan pursuant to COBRA, we would either reimburse Mr. Ginnetti for or would pay the applicable premium payable for such coverage for the period beginning on September 1, 2019 and ending on February 28, 2020.

2008 Stock Option and Stock Incentive Plan.
The table below sets forth the benefits that each named executive officer holding awards granted under our 2008 Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2008 Plan and their respective award agreements:
Circumstance	Effect on Awards
Termination of employment as a result of death or disability	■	The unvested portion of any stock awards shall immediately vest and be free of restriction.
Involuntary termination of employment other than for “cause” (as defined by the Compensation Committee) at any time within 18 months of a “change in control”	■	The unvested portion of any stock awards shall immediately vest and be free of restriction.
The occurrence of a “change in control” event	■	The unvested portion of any stock options shall immediately vest and become exercisable.
Under our 2008 Plan and our standard restricted stock and stock option award agreements, a “change in control” means: (i) a change within a 12-month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Compensation Committee.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
2018 Stock Option and Stock Incentive Plan.
The table below sets forth the benefits that each named executive officer holding awards granted under our 2018 Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2018 Plan and their respective award agreements:
Circumstances	Effect on Awards
Termination of employment as a result of death or disability	■
All unvested restricted stock awards and restricted stock units that vest in whole or in part based on performance will vest pro rata at the end of the performance period to the extent the performance target(s) for the performance period are met.

	■	All other unvested restricted stock awards and restricted stock units will become vested.
	■	Stock options and SARs will accelerate and will be exercisable for one year unless the award has an earlier expiration date.
For Cause Termination	■	All outstanding awards, whether or not vested, earned or exercisable, will be forfeited.
Other Termination Events	■	Unvested, unearned or unexercisable awards will be forfeited.
	■	Exercisable stock options and SARs will be exercisable for a 30-day period unless the award has an earlier expiration date.
The occurrence of a “change in control” event	■	All outstanding options and SARs will automatically accelerate and become fully exercisable.
■
All unvested restricted stock and restricted stock units will immediately vest (with performance-based restricted stock awards and performance-based restricted stock unit awards vesting at maximum performance level)

Unless the Compensation Committee determines otherwise, if a change in control occurs in which our Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant:
■	the Compensation Committee may require that participants surrender their outstanding options and SARs in exchange for a payment by our Company, in cash or common stock as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceed the option price or base price, and
■
after giving participants an opportunity to exercise all of their outstanding options and SARs, the Committee may terminate any or all unexercised options and SARs at such time as the Committee deems appropriate.

Under the 2018 Plan, “change in control” means:
■
any person or other entity (other than any of the subsidiary companies or any employee benefit plan sponsored by our Company or any of the subsidiary companies) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of our Company normally entitled to vote for the election of directors of our Company (the “Voting Stock”);
■	consummation of the sale of all or substantially all of the property or assets of our Company;
■	our common stock ceases to be publicly traded;
■
consummation of a consolidation or merger of our Company with another corporation (other than with any of the subsidiary companies), which results in the shareholders of our Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or

■
a change in our Board occurs with the result that the members of our Board on March 21, 2018 (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors will be considered an Incumbent Director.

2018 Cash Bonus Plan. Under our 2018 Cash Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 409A of the Code, may, but is not required to, make a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant, or (ii) the scheduled payment date, referred to collectively as the “Pro-Rated Bonus.”
2019 Restricted Stock Award Grants. All time-based restricted stock award grants issued to Mr. Olsen in 2019 pursuant to the 2018 Plan provide that (i) should Mr. Olsen be terminated by the Company without cause; or (ii) should Mr. Olsen terminate his employment for good reason, all unvested restricted stock subject to such 2019 grants will become 100% vested as of the date of termination.
Non-Qualified Deferred Compensation Plan.
Our Non-Qualified Deferred Compensation Plan provides that a participant is 100% vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment, (ii) death, or (iii) disability (as defined by Section 409A of the Code). The amounts payable pursuant to the non-qualified deferred compensation plan to Messrs. Olsen and Kealey in connection with a termination of employment as of December 28, 2019 would have been $198,668 and $254,680, respectively. With respect to Mr. Olsen, assumes the Compensation Committee paid Mr. Olsen his fiscal 2019 annual cash bonus award in accordance with the terms of his employment agreement and that Mr. Olsen deferred a portion thereof into the non-qualified deferred compensation plan. With respect to Mr. Kealey, assumes the Compensation Committee would not have paid Mr. Kealey a fiscal 2019 cash incentive bonus. Accordingly, the amount payable to Mr. Kealey above does not include amounts deferred by Mr. Kealey to our non-qualified deferred compensation plan and reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for fiscal 2019 that are included in the Non-Qualified Deferred Compensation for Fiscal 2019 table above.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Potential Payments upon Termination
The following table below shows the estimated maximum amount of payments and benefits that would have been provided by us (or our successor) to our named executive officers assuming that their employment was terminated as of December 28, 2019 for various reasons as described below. For Messrs. Barton and Ginnetti, the amounts actually paid are described on page 41.
Terminated by Us for Cause or Resignation by Officer without Good Reason
Names Executive Officer	Amounts and Benefits	Salary Continuation Benefits	Cash Payment in Lieu of Bonus	Cost of Continuation of Health Benefits	Value of Accelerated Restricted Stock	Value of Accelerated Stock Options	Cash Incentive Award(5)	Total
Steven L. Berman	7,174(1)	—	—	—	—	—	—	7,174
Kevin M. Olsen	11,852(3)	—	—	—	—	—	—	11,852
Terminated by Us Without Cause or Resignation by Officer With Good Reason
Names Executive Officer	Amounts and Benefits	Salary Continuation Benefits	Cash Payment in Lieu of Bonus	Cost of Continuation of Health Benefits	Value of Accelerated Restricted Stock	Value of Accelerated Stock Options	Cash Incentive Award(5)	Total
Steven L. Berman	7,174(1)	1,080,000(1)	450,000(1)	21,017(1) (2)	—	—	—	1,558,191
Kevin M. Olsen	11,852(3)	900,000(3)	675,000(3)	40,931(2) (3)	560,771(4)	—	68,963(3)	2,257,517
Death or Disability
Names Executive Officer	Amounts and Benefits	Salary Continuation Benefits	Cash Payment in Lieu of Bonus	Cost of Continuation of Health Benefits	Value of Accelerated Restricted Stock	Value of Accelerated Stock Options	Cash Incentive Award(5)	Total
Steven L. Berman	7,174(1)	1,080,000(1)	450,000(1)	21,017(1) (2)	708,438(6)	91,412(7)	—	2,358,041
Kevin M. Olsen	11,852(3)	150,000(3)	—	—	1,413,120(6)	88,536(7)	—	1,663,508
David M. Hession	—	—	—	—	271,723(6)	—	—	271,723
Michael B. Kealey	—	—	—	—	1,302,207(6)	61,142(7)	—	1,363,349
Joseph P. Braun	—	—	—	—	165,843(6)	—	—	165,843
(1)	Represents the amount payable to Mr. Berman pursuant to his amended and restated employment agreement.
(2)	Assumes no increase in premiums.
(3)	Represents the amount payable to Mr. Olsen pursuant to his employment agreement.
(4)
Represents the value realized on the vesting of all unvested time-based restricted stock issued to Mr. Olsen in fiscal 2019, which value is determined by multiplying $75.11, which was the closing price of our common stock on December 27, 2019, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock as of such date.

(5)
Assumes the Compensation Committee would not have paid any of our named executive officers a Pro-Rated Bonus, except for Mr. Olsen, whose employment agreement provides that a pro-rated amount of the annual bonus that Mr. Olsen would have otherwise received under any cash incentive plan maintained by the Company had he remained employed with the Company shall be payable to Mr. Olsen in connection with a termination without cause or resignation by Mr. Olsen with good reason. Amount reflects the actual payout to Mr. Olsen in March 2020 of the fiscal 2019 annual cash bonus award under the 2018 Cash Plan.

(6)
Represents the value realized upon the acceleration of the vesting of (1) all unvested time-based restricted stock, (ii)  all unvested performance-based restricted stock issued under our 2008 Plan, and (iii) a pro rata portion of all unvested performance-based restricted stock issued under our 2018 Plan, which value is calculated by multiplying $75.11, the closing price of our common stock on December 27, 2019, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock (i) issued under our 2008 Plan is calculated assuming the maximum level attainment, and (ii) issued under our 2018 Plan is calculated assuming the performance conditions related to such stock awards were satisfied at the target level of performance. The performance-based restricted stock issued pursuant to the 2018 Plan would not be settled until the Compensation Committee certifies the performance after completion of the applicable performance cycle.

(7)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $75.11, which was the closing price of our common stock on December 27, 2019, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Potential Payments Upon Change in Control
The following table shows the estimated maximum amount of payments and benefits which our named executive officers would have been entitled to upon a change in control of our company that occurred on December 28, 2019 pursuant to our 2008 Plan, 2018 Plan and their respective award agreements under such plans.
Name	Value of Accelerated Vesting of Stock Awards(1)	Value of Accelerated Vesting of Stock Option Awards(2)	Total
Steven L. Berman	900,719	91,412	992,131
Kevin M. Olsen	2,519,565	88,536	2,608,101
David M. Hession	433,910	—	433,910
Michael B. Kealey	1,492,436	61,142	1,553,578
Joseph P. Braun	165,843	—	165,843
(1)
Represents (i) the value realized on the acceleration of the vesting of all unvested restricted stock issued pursuant to the 2008 Plan assuming a change in control and the involuntary termination of the named executive officer's employment occurred on December 28, 2019, and (ii) the value realized on the acceleration of the vesting of all unvested restricted stock issued pursuant to the 2018 Plan assuming a change in control occurred on December 28, 2019. Such value is calculated by multiplying $75.11, the closing price of our common stock on December 27, 2019, the trading day immediately preceding the last day of fiscal 2019, by the number of shares of unvested restricted stock as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock is calculated based upon the maximum level attainment.

(2)
Represents the value realized on the acceleration of the vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $75.11, the closing price of our common stock on December 27, 2019, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
RISK ASSESSMENT IN COMPENSATION POLICIES AND PRACTICES FOR EMPLOYEES
The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:
■	compensation programs provide a mix of short-term and long-term incentives;
■	base salaries are consistent with employees’ duties and responsibilities;
■	cash incentive awards are capped by the Compensation Committee;
■	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;
■	stock ownership guidelines discourage a short-term focus and further align the long-term interests of executives with the Company’s shareholders; and
■	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.
The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consisted of John J. Gavin (Chairman), Paul R. Lederer, Richard T. Riley, Kelly A. Romano, and G. Michael Stakias in the fiscal year ended December 28, 2019. No person who served as a member of the Compensation Committee during the fiscal year ended December 28, 2019 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 28, 2019, which generally means that no named executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On November 15, 2012, we entered into a lease agreement, referred to as the “lease,” for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership, which replaced the prior lease agreement between the parties that expired according to its terms on December 28, 2012. The term of the lease began on December 29, 2012 and would have expired on December 31, 2017, referred to as the “base term,” unless terminated or renewed in accordance with its terms. On November 14, 2016, we exercised our option to extend the lease for an additional five year period. The five year renewal term commenced on January 1, 2018 and expires on December 31, 2022. The limited partners of BREP I are Steven L. Berman, our Executive Chairman, a marital qualified terminable interest property trust for the benefit of Sharyn Berman, Steven L. Berman’s sister-in-law (the “Marital Trust”), of which Steven L. Berman and Sharyn Berman are co-trustees, Steven L. Berman’s father, Jordan S. Berman, and Steven L. Berman’s brothers, Marc H. Berman and Fred B. Berman. Steven L. Berman and the Marital Trust each own a 27.9% interest in BREP I. Steven L. Berman and the Marital Trust are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc. Each of Steven L. Berman, Sharyn Berman and Marc H. Berman beneficially own greater than 5% of our outstanding common stock.
The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. In fiscal 2019, we paid rent of approximately $1.6 million, under the lease. The approximate amount of rent paid during the base term and expected to be paid during the renewal term is $8.0 million. The lease is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair) and the conduct of our operations in compliance with all applicable laws and regulations.
The lease was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the terms and rates of the lease are no less favorable than those which could have been obtained from an unaffiliated party.
We have adopted policies and procedures regarding transactions or proposed transactions that may result in conflicts of interest for our directors and executive officers, including related party transactions that we are required to disclose publicly to comply with SEC rules. The Audit Committee Charter requires that the Audit Committee approve or ratify such related party transactions. Our Audit Committee is not required to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so. In addition to the foregoing, the Audit Committee will discuss with the Company’s independent auditor its evaluation of the Company’s identification of, accounting for, and disclosure of its relationships with related parties as set forth under applicable accounting regulations. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: c/o Corporate Secretary, Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of our common stock, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. As of the record date, 32,458,852 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Steven L. Berman	3,379,800(2)(3)(4)	10.4%
Sharyn Berman	2,116,489(2)(3)(5)	6.5%
Marc H. Berman	2,021,939(2)(6)	6.2%
Blackrock, Inc.	4,276,216(7)	13.2%
The Vanguard Group	2,931,674(8)	9.0%
Kevin M. Olsen	55,303(9)	*
David M. Hession	8,199(10)	*
Joseph P. Braun	4,132(11)	*
Michael B. Kealey	42,441(12)	*
Michael P. Ginnetti	1,867(13)	*
Mathias J. Barton	400(14)	*
John J. Gavin	5,871(15)	*
Paul R. Lederer	38,654(16)	*
Richard T. Riley	21,478(17)	*
Kelly A. Romano	3,338(18)	*
G. Michael Stakias	6,039(19)	*
All current directors and executive officers as a group (11 persons)	3,598,337(20)	11.1%
*	Denotes less than 1%.
(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded to the closest whole number.

(2)
Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.
(3)
Steven L. Berman and Sharyn Berman, in their capacity as co-trustees, share with each other voting and dispositive power with respect to the following shares of common stock: (i) 1,744,629 shares held by twelve different trusts for the benefit of the late Richard N. Berman’s children; and (ii) 202,240 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman.

(4)
Includes: (i) 1,091,434 shares held directly; (ii) 60,973 shares held by The Steven L. Berman Charitable Remainder Trust, of which he is the trustee; (iii) 155,225 shares held by nine different trusts for the benefit of the late Richard N. Berman’s children and grandchildren, of which he is the trustee; (iv) 1,744,629 shares held by the twelve different trusts for the benefit of the late Richard N. Berman’s children described in footnote (3), of which he is a co-trustee; (v) 202,240 shares held by the marital qualified terminable interest property trust for the benefit of Sharyn Berman described in footnote (3), of which he is a co-trustee; (vi) 75,707 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; (vii) options to purchase 16,614 shares of common stock, which may be exercised within 60 days of the record date; (viii) 576 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (ix) 7,312 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (x) 25,090 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Steven L. Berman has 16,445 units in our 401(k) Retirement Plan, which units consist of an aggregate of 25,090 shares of our common stock, as of the record date. Excludes 2,545,557 shares of common stock that, as of the record date may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (x) of this footnote (4)) as to all of which shares Steven L. Berman disclaims beneficial ownership.

(5)
Includes: (i) 98,729 shares held directly; (ii) 60,973 shares held by The Richard Berman Charitable Remainder Trust, of which she is the trustee; (iii) 1,744,629 shares held by the twelve different trusts for the benefit of the late Richard N. Berman’s children described in footnote (3), of which she is a co-trustee; (iv) 202,240 shares held by the marital qualified terminable interest property trust for her benefit described in footnote (3), of which she is a co-trustee; (v) 8,749 shares held by The Richard N. Berman Foundation dated March 14, 2011, of which she is a co-trustee; and (vi) 1,169 shares held in two different custodial accounts of which she is the custodian. As a sole trustee or custodian, Sharyn Berman has the sole power to vote and dispose of the shares held in trust or in a custodial account. As a co-trustee, Sharyn Berman has shared power to vote and dispose of the shares held in trust. Excludes 3,808,868 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (vi) of this footnote (5)) as to all of which shares Sharyn Berman disclaims beneficial ownership. The business address of Sharyn Berman is c/o Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915.

(6)
Includes: (i) 123,729 shares held directly; (ii) 1,603,455 shares held by various trusts for which Marc Berman serves as trustee; (iii) 11,143 shares held by Marc Berman’s spouse; (iv) 212,022 shares held by various trusts for which Marc Berman’s spouse serves as trustee; (v) 33,775 shares held by a trust for which Marc Berman and his spouse serve as co-trustees; and (vi) 37,815 shares held by various trusts for which Marc Berman and his sister-in-law serve as co-trustees. As a sole trustee, Marc Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Marc Berman has shared power to vote and dispose of the shares held in trust. Excludes 3,903,418 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (vi) of this footnote (6)) as to all of which shares Marc H. Berman disclaims beneficial ownership. The address of Marc Berman is P.O. Box 645, Springhouse, PA 19477.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc., referred to as“BlackRock,” on behalf of BlackRock and its subsidiaries. BlackRock has sole voting power with respect to 4,222,448 shares and shares voting power over no shares, and has sole dispositive power over 4,276,216 shares and shares dispositive power over no shares. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

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(8)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, referred to as “Vanguard,” on behalf of Vanguard and its subsidiaries. Vanguard has sole voting power with respect to 57,091 shares and shares voting power over 4,693 shares, and has sole dispositive power over 2,873,283 shares and shares dispositive power over 58,391 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
Includes: (i) 7,778 shares of common stock held directly; (ii) options to purchase 18,277 shares of common stock, which may be exercised within 60 days of the record date; (iii) 7,123 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 22,125 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(10)
Includes: (i) 677 shares of common stock held directly; (ii) options to purchase 2,753 shares of common stock, which may be exercised within 60 days of the record date; (iii) 2,178 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 2,591 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(11)
Includes: (i) options to purchase 1,924 shares of common stock, which may be exercised within 60 days of the record date; and (ii) 2,208 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(12)
Includes: (i) 13,461 shares of common stock held directly; (ii) options to purchase 12,868 shares of common stock, which may be exercised within 60 days of the record date; (iii) 8,261 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (iv) 7,487 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (v) 364 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Kealey has 238 units in our 401(k) Retirement Plan, which units consist of an aggregate of 364 shares of our common stock, as of the record date.

(13)	Mr. Ginnetti ceased employment from the Company on August 30, 2019. The information presented in this table is based on his last filed Form 4 and Company records.
(14)	Includes 400 shares of common stock held by Mr. Barton’s daughter.
(15)	Includes: (i) 4,713 shares of common stock held directly; and (ii) 1,158 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends.
(16)
Includes: (i) 16,638 shares of common stock held directly; (ii) 20,858 shares held by three different trusts for the benefit of Mr. Lederer’s children, of which Mr. Lederer’s spouse is the trustee; and (iii) 1,158 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(17)
Includes: (i) 20,320 shares of common stock held directly; and (ii) 1,158 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(18)
Includes: (i) 2,180 shares of common stock held directly; and (ii) 1,158 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(19)
Includes: (i) 4,881 shares of common stock held directly; and (ii) 1,158 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(20)
Includes: (i) options to purchase 62,575 shares of common stock, which may be exercised within 60 days of the record date; (ii) 29,541 shares of unvested restricted stock; (iii) 44,870 shares of unvested performance-based restricted stock; and (iv) 25,454 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. All of our current directors and executive officers as a group had 16,683 units in our 401(k) Retirement Plan, which units consist of an aggregate of 25,454 shares of our common stock, as of the record date.

  2020 Proxy Statement | 63

REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal control over financial reporting contained in the 2019 Annual Report on Form 10-K.
As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit
Committee has discussed with KPMG (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for filing with the SEC.
The Audit Committee:
Richard T. Riley, Chairman
John J. Gavin
Paul R. Lederer
Kelly A. Romano
G. Michael Stakias
64 |  2020 Proxy Statement

INFORMATION ABOUT THIS PROXY STATEMENT
This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors of Dorman Products, Inc. for use at our 2020 Annual Meeting of Shareholders.
This proxy statement and the 2019 Annual Report to Shareholders are being distributed and made available to our shareholders on or about April 13, 2020.
VIRTUAL MEETING
Due to the ongoing public health impact of the novel coronavirus outbreak (COVID-19), this year's annual meeting will be a virtual meeting conducted via live audio webcast where you can view presentation materials made available online. You will not be able to attend the annual meeting in person. The Company believes that a virtual meeting will provide meaningful shareholder access and participation while protecting the health and safety of our shareholders, employees and directors.
To attend and participate in the annual meeting, visit www.virtualshareholdermeeting.com/DORM2020 and enter the sixteen-digit control number included on your proxy card. The live webcast will begin at 8:30 a.m. EDT on Thursday, May 14, 2020. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a sixteen-digit control number, you will still be able to access the live webcast as a guest, but you will not be able to vote or ask a question during the meeting.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the annual meeting, including how to demonstrate proof of stock ownership and how to ask questions during the annual meeting, will be posted on the virtual meeting website.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 8:15 a.m. EDT on the day of the meeting.
VOTING PROCEDURES
Record Date
The Board has fixed the close of business on March 30, 2020 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 32,458,852 shares of our common stock, par value $0.01 per share, outstanding.
Voting Matters and Votes Per Share
At the annual meeting, shareholders will consider and vote upon:
■	the election of seven directors, as described in this proxy statement;
■	the approval, on an advisory basis, of the compensation of our named executive officers;
■	the ratification of KPMG as our independent registered public accounting firm for the 2020 fiscal year; and
■	such other business as may properly come before the annual meeting or any postponements or adjournments thereof.
  2020 Proxy Statement | 65

VOTING PROCEDURES
The Board is not aware of any other matters that will come before the annual meeting or any postponements or adjournments thereof.
Shareholders have one vote per share on all matters to be presented at the annual meeting.
How to Vote
Voting by Shareholders of Record. If you are a shareholder of record, you may vote online while attending the annual meeting. If you do not wish to vote at that time, or if you will not be attending the annual meeting, you may vote by proxy. You may vote over the Internet, before and during the annual meeting, or by mail or telephone by following the instructions provided in your proxy card. Voting online during the annual meeting will replace any previous votes you may have cast.
Voting by Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” If you hold your shares in “street name,” please check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted online during the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.
Voting by participants in the Dorman Products, Inc. 401(k) Retirement Plan and Trust. If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instructions to the trustee on how to vote your plan shares, simply vote your plan shares by following the instructions provided in your proxy card, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., EDT, on May 11, 2020.
Voting by Proxy
A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.
If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on your proxy card).
If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.
Please note that although the Company and its agents will not charge you for voting via the Internet or by telephone, you may incur other third-party costs, such as usage charges of your Internet and telephone service providers. We do not cover these costs; they are solely your responsibility.
Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.
66 |  2020 Proxy Statement

VOTING PROCEDURES
How to Revoke Your Proxy
Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting when prompted during the annual meeting live webcast. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote via proxy is 11:59 p.m. EDT on May 13, 2020 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with Broadridge should be mailed to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m. EDT on May 11, 2020 (notices of revocation and mailed proxy cards must be received by May 11, 2020).
Quorum
A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting via webcast or by proxy of the holders of a majority of our issued and outstanding common stock as of the close of business on the record date is necessary to constitute a quorum. All shares present via webcast or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting of Shareholders.
Vote Required and Method of Counting Votes
The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.
Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
Proposal I: Election of Directors	A nominee for director will be elected to serve on the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.	No effect	No effect
Proposal II: Advisory Approval of the Compensation of our Named Executive Officers	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect
Proposal III: Ratification of Appointment of Auditor	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	Not applicable
  2020 Proxy Statement | 67

VOTING PROCEDURES
If you are a registered shareholder and sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposals listed above.
If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors and the advisory vote on the compensation of our named executive officers are considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year is considered routine under applicable regulatory rules.
68 |  2020 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Aggregate fees for professional services rendered for the Company by KPMG as of or for the fiscal years ended December 28, 2019 and December 29, 2018 were:
	Fiscal Year Ended
Services Rendered(a)	December 28, 2019	December 29, 2018
Audit Fees	$816,951	$1,147,674
Audit-Related Fees	—	—
Tax Fees	130,433	110,192
All Other Fees	1,780	1,780
Total	$949,164	$1,259,646
(a)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
Audit Fees. Audit fees for the fiscal years ended December 28, 2019 and December 29, 2018 were for professional services rendered for the audits of our consolidated financial statements, and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.
Audit-Related Fees. Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”
Tax Fees. Tax fees for the fiscal years ended December 28, 2019 and December 29, 2018 were for services relating to tax planning, tax preparation services, and tax advice.
All Other Fees. All other fees for the fiscal years ended December 28, 2019 and December 29, 2018 were for the annual subscription for the KPMG accounting research software.
The Audit Committee has considered and determined that the services provided by KPMG are compatible with KPMG maintaining its independence.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee Charter also authorizes the Audit Committee to delegate to one or more of its members the authority to pre-approve all audit and permitted non-audit services. The Audit Committee and/or its delegate pre-approved all of the audit and non-audit services provided by KPMG to us during the fiscal years ended December 28, 2019 and December 29, 2018.
  2020 Proxy Statement | 69

SHAREHOLDER PROPOSALS
The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for the 2021 Annual Meeting of Shareholders. Shareholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Amended and Restated By-laws, as appropriate, to see all applicable requirements.
	Proposals for inclusion in 2021 Proxy Statement	Other proposals/nominees to be presented at the 2021 Annual Meeting*
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our 2021 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act
Shareholders may present proposals or director nominations directly at the 2021 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Sections 2.9 and 2.10 of our Amended and Restated By-laws**

When proposal must be received by Dorman	No later than December 14, 2020	Not earlier than the close of business on January 14, 2021 and not later than the close of business on February 13, 2021
Where to send	Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915, Attn: Corporate Secretary
What to include	The information required by Rule 14a-8	The information required by our Amended and Restated By-laws **
*
SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

**	Our Amended and Restated By-laws are available on our website located at www.dormanproducts.com and accessible via the “Investor Relations” page.
ANNUAL REPORT
A copy of our 2019 Annual Report to Shareholders, including our Form 10-K for the fiscal year ended December 28, 2019, is being delivered to shareholders concurrently with this proxy statement on or about April 13, 2020. The 2019 Annual Report to shareholders is also available at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Corporate Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.
SOLICITATION OF PROXIES
We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses.
Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $10,000 to $20,000 plus out-of-pocket expenses.
70 |  2020 Proxy Statement

OTHER MATTERS
As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion.
HOUSEHOLDING
In accordance with notices previously sent to many shareholders who hold their shares through a broker, bank or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name shareholder contacts us either by calling
215-712-5002 or by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Corporate Secretary.
Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.
By Order of the Board of Directors,

/s/ Joseph P. Braun
Joseph P. Braun
Senior Vice President, General Counsel and Secretary
Colmar, Pennsylvania

April 13, 2020
  2020 Proxy Statement | 71

DORMAN PRODUCTS, INC.
ATTN: FRANK J. MAHR
3400 EAST WALNUT STREET
COLMAR, PA 18915

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 13, 2020 for shares held directly and by 11:59 P.M. ET on May 11, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DORM2020**

You may attend the Annual Meeting via live webcast and vote when prompted during the meeting. Have the information that is printed on this proxy card in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 13, 2020 for shares held directly and by 11:59 P.M. ET on May 11, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D02910-P37479

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DORMAN PRODUCTS, INC.

The Board of Directors recommends you vote FOR all of the nominees listed below:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Steven L. Berman	☐	☐	☐
1b. Kevin M. Olsen	☐	☐	☐
1c. John J. Gavin	☐	☐	☐
1d. Paul R. Lederer	☐	☐	☐
1e. Richard T. Riley	☐	☐	☐
1f. Kelly A. Romano	☐	☐	☐
1g. G. Michael Stakias	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory approval of the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of KPMG LLP as the Company's independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐

NOTE: Authorization shall also be given with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Company's 2019 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement related thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D02911-P37479

PROXY
DORMAN PRODUCTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2020 8:30 a.m. Eastern Daylight Time
via Live Webcast:
www.virtualshareholdermeeting.com/DORM2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David M. Hession and Joseph P. Braun, and each of them, proxies with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dorman Products, Inc. (the "Company") to be held on the 14th day of May, 2020, and at any postponements or adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust (the "Plan"), then the undersigned hereby authorizes and instructs the trustee of the Plan to vote all shares of the Company's company stock allocated to the undersigned's Plan account at the aforesaid Annual Meeting and at any postponements or adjournments thereof, in accordance with the instructions on the reverse side hereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy, when properly executed, will be voted as directed. Other than shares held in the Plan, if you return an executed proxy but do not specify how to vote, these shares will be voted as recommended by the Board of Directors. In the case of shares held in the Plan, all shares for which the trustee has not received timely direction shall be voted by the trustee in the same proportion as the shares for which the trustee received timely direction.

Continued and to be signed on reverse side